                                                                     EXHIBIT 2.2

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         HOUSTON EYE ASSOCIATES, P.A.,

                            MALCOLM L. MAZOW, M.D.,

                            ROBERT H. STEWART, M.D.,

                            ROBERT B. WILKINS, M.D.,

                            JEFFREY D. LANIER, M.D.,

                            MICHAEL A. BLOOME, M.D.,

                            PAUL C. SALMONSEN, M.D.,

                          RICHARD L. KIMBROUGH, M.D.,

                            JACK T. HOLLADAY, M.D.,

                           JEFFREY B. ARNOULT, M.D.,

                            WILLIAM H. QUAYLE, M.D.,

                             JOHN D. GOOSEY, M.D.,

                               JOHN M. LIM, M.D.,

                           KATHRYN H. MUSGROVE, M.D.,

                           MARSHA F. SOECHTING, M.D.,

                              MARC N. LONGO, M.D.,

                              PRG HEA ACQ. CORP.,

                                      AND

                        PHYSICIANS RESOURCE GROUP, INC.

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
Section 1.       The Merger
                 --- ------
         1.1     Merger of PRG Sub into HEA Inc.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 ------ -- --- --- ---- --- ----
         1.2     Merger Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 ------ ------------
         1.3     Articles of Incorporation of Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 -------- -- ------------- -- --------- -----------
         1.4     Bylaws of the Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 ------ -- --- --------- -----------
         1.5     Directors of the Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 --------- -- --- --------- -----------
         1.6     Officers of the Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 -------- -- --- --------- -----------
         1.7     Conversion of HEA Inc. Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 ---------- -- --- ---- ------ -----
         1.8     Exchange of Certificates Representing Shares of HEA Inc. Common Stock  . . . . . . . . . . . . . . . . 2
                 -------- -- ------------ ------------ ------ -- --- ---- ------ -----
         1.9     Subsequent Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 ---------- -------

Section 2.       Representations and Warranties of the Company and the Shareholders
                 --------------- --- ---------- -- --- ------- --- --- ------------
         2.1     Corporate Existence; Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 --------- ---------- ---- --------
         2.2     Power and Authority for Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 ----- --- --------- --- ------------
         2.3     Permits, Licenses and Governmental Authorizations  . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 -------- -------- --- ------------ --------------
         2.4     Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 --------- -------
         2.5     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 --------
         2.6     HEA PA's Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 --- ---- --------- -----------
         2.7     Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 ------
         2.8     Condition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 --------- -- ------
         2.9     Title to and Encumbrances on Property; ASC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 ----- -- --- ------------ -- --------- ---
         2.10    Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 -----------
         2.11    Intellectual Property Rights; Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 ------------ -------- ------- -----
         2.12    Directors and Officers; Payroll Information; Employees . . . . . . . . . . . . . . . . . . . . . . . . 5
                 --------- --- --------- ------- ------------ ---------
         2.13    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 ----- -----------
         2.14    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 ---------
         2.15    Subsequent Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 ---------- ------
         2.16    Accounts Receivable/Payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 -------- ------------------
         2.17    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 -----
         2.18    Liabilities; Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 ------------ ----
         2.19    Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 --------- --------
         2.20    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 -------- ------- -----
         2.21    [Intentionally left blank] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.22    Compliance with Laws in General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 ---------- ---- ---- -- -------
         2.23    Medicare and Medicaid Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 -------- --- -------- --------
         2.24    Fraud and Abuse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ----- --- -----
         2.25    No Untrue Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 -- ------ ---------------
         2.26    [Intentionally left blank]   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.27    [Intentionally left blank] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.28    Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ---------
         2.29    Banking Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ------- ---------
         2.30    Ownership Interests of Interested Persons; Competitors . . . . . . . . . . . . . . . . . . . . . . .  10
                 --------- --------- -- ---------- -------- -----------
         2.31    Payors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ------

Section 3.       Representations and Warranties of PRG Sub and PRG
                 --------------- --- ---------- -- --- --- --- ---
         3.1     Corporate Existence: Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 --------- ---------- ---- --------
         3.2     Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ----- --- ---------
         3.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ------- -----
         3.4     No Untrue Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -- ------ ---------------
         3.5     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 --------
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
         3.6     SEC Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 --- ---------

Section 4.       Closing Date Representations and Warranties of the Company and the Shareholders
                 ------- ---- --------------- --- ---------- -- --- ------- --- --- ------------
         4.1     Corporate Existence and Good Standing of the Clinic  . . . . . . . . . . . . . . . . . . . . . . . .  12
                 --------- --------- --- ---- -------- -- --- ------
         4.2     Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 --------- -------
         4.3     Power and Authority for Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ----- --- --------- --- ------------
         4.4     No Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -- --------
         4.5     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ---------- ---- ----

Section 5.       Covenants of the Company and the Shareholders
                 --------- -- --- ------- --- --- ------------
         5.1     Consummation of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ------------ -- ---------
         5.2     Business Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -------- ----------
         5.3     Access and Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ------ --- ------
         5.4     Approvals of Third Parties and Permits and Consents  . . . . . . . . . . . . . . . . . . . . . . . .  13
                 --------- -- ----- ------- --- ------- --- --------
         5.5     Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ----------- ---------
         5.6     Funding of Accrued Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ------- -- ------- -------- --------
         5.7     Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 -------- -------
         5.8     Distributions and Repurchases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ------------- --- -----------
         5.9     Requirements to Effect Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ------------ -- ------ ------
         5.10    Voting of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ------ -- ------
         5.11    Accounting and Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ---------- --- --- -------
         5.12    Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ------

Section 6.       Covenants of PRG and PRG Sub
                 --------- -- --- --- --- ---
         6.1     Consummation of Agreement; Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ------------ -- ---------- --------
         6.2     Approvals of Third Parties and Permits and Consents  . . . . . . . . . . . . . . . . . . . . . . . .  15
                 --------- -- ----- ------- --- ------- --- --------
         6.3     Listing Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ------- -----------
         6.4     Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ----------

Section 7.       Covenants of the Shareholders
                 --------- -- --- ------------
         7.1     Formation of the Clinic  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 --------- -- --- ------
         7.2     Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ------
         7.3     Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -------- --- -------
         7.4     Corporate Governance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 --------- ----------
         7.5     Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 --------

Section 8.       PRG Sub and PRG Conditions Precedent
                 --- --- --- --- ---------- ---------
         8.1     Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 --------------- --- ----------
         8.2     Covenants and Conditions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 --------- --- ----------
         8.3     Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -----------
         8.4     No Material Adverse Change.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -- -------- ------- ------
         8.5     Due Diligence Review.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 --- --------- ------
         8.6     Approval by the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -------- -- --- ----- -- ---------
         8.7     Service Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ------- ---------
         8.8     Employment Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ---------- ------------
         8.9     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -------- --- ---------
         8.10    Closing Deliveries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ------- ----------
         8.11    Corporate Governance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 --------- ----------
         8.12    Debt and Receivables.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ---- --- -----------
         8.13    Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ---------- ------
         8.14    Stock Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ----- -------------
         8.15    No Change in Working Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -- ------ -- ------- -------

Section 9.       The Company's and the Shareholder's Conditions Precedent
                 --- --------- --- --- ------------- ---------- ---------
         9.1     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 --------------- --- ----------

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
         9.2     Covenants and Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 --------- --- ----------
         9.3     Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -----------
         9.4     Closing Deliveries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ------- ----------
         9.5     Stock Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ----- -------------
         9.6     Consents, Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 --------- ---------
         9.7     Securities Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ---------- ---------

Section 10.      Closing Deliveries
                 ------- ----------
         10.1    Deliveries of the Company and the Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ---------- -- --- ------- --- --- ------------
         10.2    Deliveries of PRG Sub and PRG  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ---------- -- --- --- --- ---

Section 11.      Nature and Survival of Representations and Warranties; Indemnification
                 ------ --- -------- -- --------------- --- ----------- ---------------
         11.1    Nature and Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ------ --- --------
         11.2    Indemnification by PRG Sub and PRG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 --------------- -- --- --- --- ---
         11.3    Indemnification by the Company and the Shareholders  . . . . . . . . . . . . . . . . . . . . . . . .  20
                 --------------- -- --- ------- --- --- ------------
         11.4    Indemnification Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 --------------- ---------
         11.5    Certain Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ------- --- -------
         11.6    Indemnification Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 --------------- -----------
         11.7    Tax Benefits; Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 --- --------- --------- --------
         11.8    Payment of Indemnification Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------- -- --------------- ----------

Section 12.      Termination; Remedies
                 ------------ --------
         12.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 -----------
         12.2    Exclusive Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 --------- ------ --- --------

Section 13.      Noncompetition
                 --------------
         13.1    Prohibited Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ---------- ----------
         13.2    Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -------
         13.3    Reasonable Restraint . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ---------- ---------
         13.4    Severability; Reformation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ------------- -----------
         13.5    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ----

Section 14.      Confidential Information
                 ------------ -----------
         14.1    Nondisclosure by Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ------------- -- -------------
         14.2    Nondisclosure by PRG or PRG Sub. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ------------- -- --- -- --- ----

Section 15.      Investment Representations
                 ---------- ---------------

Section 16.      Miscellaneous
                 -------------
         16.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 -------
         16.2    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ------- ----------
         16.3    Each Party to Bear Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ---- ----- -- ---- -----
         16.4    Public Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ------ -----------
         16.5    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 --------- ---
         16.6    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 --------
         16.7    Integration of Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ----------- -- --------
         16.8    ENTIRE AGREEMENT/AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ------ -------------------
         16.9    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ------------
         16.10   Binding Effect/Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ------- -----------------
         16.11   No Rule of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 -- ---- -- ------------
         16.12   Costs of Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ----- -- -----------
         16.13   Amendments; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ----------- -------
         16.14   Choice of Forum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ------ -- -----
         16.15   Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ------- -- -------
         16.16   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ------------


         16.17   Affiliate of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 --------- -- --- -------
         16.18   Post-Closing Matter; Disposal of Assets by PRG . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ------------ ------- -------- -- ------ -- ---
         16.19   Arbitration and Mediation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ----------- --- ---------


                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION, made and executed as of the _______ day of August, 1996, is by and among PRG HEA ACQ. CORP., a Texas corporation ("PRG Sub"); PHYSICIANS RESOURCE GROUP, INC., a Delaware corporation ("PRG"); HOUSTON EYE ASSOCIATES, P.A., a Texas professional association ("HEA PA or the "Company") and MALCOLM L. MAZOW, M.D., ROBERT H. STEWART, M.D., ROBERT B. WILKINS, M.D., JEFFREY D. LANIER, M.D., MICHAEL A. BLOOME, M.D., PAUL C. SALMONSEN, M.D., RICHARD L. KIMBROUGH, M.D., JACK T. HOLLADAY, M.D., JEFFREY B. ARNOULT, M.D., [ROSA A. TANG, M.D.], WILLIAM H. QUAYLE, M.D., JOHN D. GOOSEY, M.D., JOHN M. LIM, M.D., KATHRYN H. MUSGROVE, M.D., MARSHA F. SOECHTING, M.D., MARC N. LONGO, M.D., all individual residents of the State of Texas (individually "Shareholder," and collectively "Shareholders").


                                  WITNESSETH:

         WHEREAS, HEA PA operates an ophthalmology practice in Houston, Texas;

         WHEREAS, Shareholders are the only shareholders of the Company;

         WHEREAS, PRG Sub is engaged in the business of acquiring the assets of and managing non-medical aspects of ophthalmology practices and is a wholly-owned subsidiary of PRG; and

         WHEREAS, the Boards of Directors of each of the Company, PRG and PRG Sub have determined that a business combination between the parties is in the best interests of their respective companies and stockholders and accordingly have agreed to effect the Merger (hereinafter defined) upon the terms and conditions set forth herein;

         WHEREAS, immediately prior to the Merger, HEA, Inc. ("HEA Inc.") shall be the successor by merger to HEA PA; provided, that following such merger, "Company" as used herein shall refer jointly and severally to HEA PA and HEA Inc.;

         WHEREAS, it is intended that for federal income tax purposes the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A), (a)(1)(B) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended.

         NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


SECTION 1.       THE MERGER.

         The Merger of PRG Sub with and into HEA Inc. shall occur on the 31st day of August, 1996 ("Closing Date"), unless another date is mutually agreed upon among the parties hereto, shall be based on the respective representations, warranties and agreements of the parties hereto, and shall be subject to the terms and conditions herein stated.

         1.1     MERGER OF PRG SUB INTO HEA INC.   On the Closing Date, PRG Sub
shall be merged with and into HEA Inc. in accordance with this Agreement and the separate corporate existence of PRG Sub shall thereupon cease (the "Merger"). The Merger is intended to be a "tax-free reorganization" pursuant to Section 368(a) of the Code and the parties hereto shall not report the transaction in a manner inconsistent therewith or otherwise take any action that would prevent the Merger from qualifying as such. HEA Inc. shall be the surviving corporation in the Merger (in such capacity, hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Texas and the separate corporate existence of Surviving Corporation with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger, except as set forth herein. The Merger shall have the effects specified in the Texas Business Corporation Act.

         1.2 MERGER CERTIFICATES. If all conditions to the Merger set forth herein have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated pursuant to the terms hereof, the parties hereto shall cause to be properly executed and filed on the Closing Date a Certificate of Merger meeting the requirements of the Texas Business Corporation Act. The Merger shall become effective on the Closing Date.

         1.3 ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. Effective on the Closing Date, the Articles of Incorporation of PRG Sub shall be the Articles of Incorporation of the Surviving Corporation and to the extent the foregoing is not permitted by law, the Articles of Incorporation of HEA Inc. shall be the Articles of Incorporation of the Surviving Corporation and shall immediately be amended to contain the terms and provisions of the Articles of Incorporation of PRG Sub.

         1.4 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of PRG Sub on the Closing Date shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with their terms.

         1.5 DIRECTORS OF THE SURVIVING CORPORATION. The persons who are directors of PRG Sub immediately prior to the Closing Date shall, from and after the Closing Date, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

         1.6 OFFICERS OF THE SURVIVING CORPORATION. The persons who are officers of PRG Sub immediately prior to the Closing Date shall, from and after the Closing Date, be the officers of the Surviving Corporation and shall hold their same respective office(s) until their earlier death, resignation or removal.

         1.7 CONVERSION OF HEA INC. COMMON STOCK. The manner of converting shares of the Company in the Merger shall be as follows:

                 (a) As a result of the Merger and without any action on the part of the holder thereof, all shares of HEA Inc. common stock issued and outstanding on the Closing Date shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of HEA Inc. common stock shall thereafter cease to have any rights with respect to such shares of HEA Inc. common stock, except the right to receive, without interest, the consideration specified in Annex I attached hereto (in the aggregate, the "Merger Consideration").

                 (b) Each share of HEA Inc. common stock held in HEA Inc.'s treasury, if any, on the Closing Date, by virtue of the Merger, shall cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                 (c) On the Closing Date, each share of PRG Sub common stock issued and outstanding as of the Closing Date shall be surrendered in exchange for a share of validly issued, fully paid and nonassessable share of common stock of Surviving Corporation.

         1.8 EXCHANGE OF CERTIFICATES REPRESENTING SHARES OF HEA INC. COMMON STOCK.

                 (a) At or after the Closing Date, (i) the Shareholders, as the holders of all outstanding certificates representing shares of HEA Inc. common stock, shall, upon surrender of such certificates, be entitled to receive the Merger Consideration and (ii) until the certificates representing HEA Inc. common stock have been surrendered by Shareholders and replaced by certificates representing PRG common stock, the certificates for HEA Inc. common stock shall, for all purposes, be deemed to evidence ownership of PRG common stock.

                 (b) The Shareholders shall deliver to PRG on the Closing Date the certificates representing HEA Inc. common stock owned by them, duly endorsed in blank by the Shareholders, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Shareholders' expense, affixed and cancelled. The Shareholders agree to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such HEA Inc. common stock or with respect to the stock powers accompanying any HEA Inc. common stock. Upon such delivery, the Shareholders shall be entitled to receive in exchange therefor a certificate representing that number of shares of PRG common stock and the amount of any cash such Shareholder is entitled to receive pursuant to Section 1.7 hereof, after giving effect to any required tax withholdings.

                 (c) Notwithstanding Section 1.7 or any other provision of this Section 1.8, no fractional shares of PRG common stock will be issued.

         1.9 SUBSEQUENT ACTIONS. If, at any time after the Closing Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or PRG Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, and to effect the cancellation of all outstanding shares of HEA Inc. common stock in return for the consideration set forth in this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company and PRG Sub, to carry out all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company and PRG Sub, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


SECTION 2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
SHAREHOLDERS.

         With respect to representations and warranties of the Company, the Company and the Shareholders (in accordance with their pro rata amount of the Merger Consideration being received by each Shareholder in connection with the transaction contemplated hereby, as set forth on Annex I) hereby jointly and severally make the following representations and warranties to PRG and PRG Sub, and with respect to representations and warranties of the Shareholders, each respective Shareholder individually (as opposed to jointly and/or severally) makes the following representations and warranties to PRG and PRG Sub (it being understood that no Shareholder shall have any liability or responsibility whatsoever for representations and warranties made by other Shareholders in this Agreement, including this Section 2, or in any agreements entered into in connection with the transactions contemplated by this Agreement):

         2.1 CORPORATE EXISTENCE; GOOD STANDING. HEA PA is a professional association duly organized, validly existing and in good standing under the
laws of the State of Texas.   HEA Inc. is a corporation duly organized, validly
existing and in good standing under the laws of the State of Texas. The Company has all necessary corporate powers to own all of its assets and to carry on its business as such business is now being conducted. Other than the ownership of the stock of HEA Inc. by HEA PA, and except as set forth on
Exhibit 2.1, the Company does not own stock in or control, directly or indirectly, any other corporation, association or business organization, nor is the Company a party to any joint venture or partnership. The Shareholders are the sole shareholders of HEA PA and own all outstanding shares of capital stock free of all security interests, claims, encumbrances and liens in the amounts set forth on Exhibit 2.1. HEA PA is the sole shareholder of HEA Inc. and owns all outstanding shares of capital stock free of all security interests, claims, encumbrances and liens. Each share of Company common stock has been legally and validly issued and fully paid and nonassessable. Except as set forth on
Exhibit 2.1, no shares of capital stock of the Company are owned by the Company in treasury. There are no outstanding (a) bonds, debentures, notes or other obligations the holders of which have the right to vote with the stockholders of the Company on any matter, (b) securities of the Company convertible into equity interests in the Company, or (c) commitments, options, rights or warrants to issue any such equity interests in the Company, to issue securities of the Company convertible into such equity interests, or to redeem any securities of the Company. No shares of capital stock of the Company have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of the Company's stockholders. The Company is not required to qualify to do business as a foreign corporation in any other state or jurisdiction by reason of its business, properties or activities in or relating to such other state or jurisdiction. The Company does not have any assets, employees or offices in any state other than Texas.

         2.2 POWER AND AUTHORITY FOR TRANSACTIONS. The Company has the corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered on the Closing Date, and has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. Each Shareholder has the legal capacity to enter into and perform this Agreement and the other agreements to be executed and delivered in connection herewith. The Company has obtained the approval of its stockholders necessary to the consummation of the transactions contemplated herein. This Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of the Closing Date, duly executed and delivered by the Company and the Shareholders, as appropriate, and constitute or will constitute the legal, valid and binding obligations of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement, and the agreements executed and delivered pursuant to this Agreement or to be executed and delivered on the Closing Date, do not, and, subject to the receipt of consents described on Exhibit 2.5, the consummation of the actions contemplated hereby will not, violate any provision of the Articles of Incorporation or Bylaws of the Company or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which the Company or any Shareholder is a party or by which the Company or any Shareholder is bound, or violate any material restrictions of any kind to which the Company is subject, or result in any lien or encumbrance on any of the Company's assets.

         2.3 PERMITS, LICENSES AND GOVERNMENTAL AUTHORIZATIONS. All building or other permits, certificates of occupancy, concessions, grants, franchises, licenses, certificates of need and other governmental authorizations and approvals required to be maintained by the Company, the Shareholders and each physician or licensed employee of the Company have been duly obtained and are in full force and effect and are described on Exhibit 2.3, except to the extent that the failure to obtain or maintain such items would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below). There are no proceedings pending or, to the knowledge of the Company and the Shareholders, threatened, which may result in the revocation, cancellation or suspension, or any adverse modification, of any
thereof.   For purposes of this Agreement, the term "Material Adverse Effect"
shall mean a material adverse effect on the business, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, in consideration of all relevant facts and circumstances.

         2.4 CORPORATE RECORDS. True and correct copies of the Articles of Incorporation, Bylaws and minutes of the Company and all amendments thereto of the Company have been delivered to PRG Sub. The minute books of the Company contain all accurate minutes of the meetings of and consents to actions taken without meetings of the Board of Directors and stockholders of the Company since its formation.

         2.5 CONSENTS. Except as have been obtained or as may be required under the Texas Business Corporation Act, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities laws, or as set forth on Exhibit 2.5, no consent, authorization, permit, license or filing with any governmental authority, any lender, lessor, any manufacturer or supplier or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement and the agreements and documents contemplated hereby on the part of the Company or the Shareholders, other than such consents as to which the failure to obtain would not, individually or in the aggregate, result in a Material Adverse Effect.

         2.6 HEA PA'S FINANCIAL INFORMATION. HEA PA has heretofore furnished PRG Sub with copies of financial information ("Financial Statements") about HEA PA as set forth on Exhibit 2.6 attached hereto, including the unaudited Balance Sheet ("Balance Sheet") as of June 30, 1996 ("Balance Sheet Date"). All such financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, and present fairly the financial position of HEA PA as of such dates and the results of operations and cash flows for the period or periods reflected therein (subject to normal year end adjustments and the absence of notes for any unaudited Financial Statements), except as otherwise indicated in the Financial Statements. HEA Inc. has no financial information as of the date hereof.

         2.7 LEASES. Exhibit 2.7 attached hereto sets forth a list of all leases pursuant to which the Company leases, as lessor or lessee, (i) real property, or (ii) personal property involving rental payments within any 12-month period in excess of $5,000, used in operating the business of the Company or otherwise. All such leases listed on Exhibit 2.7 are valid and enforceable in accordance with their respective terms, and there is not under any such lease any existing default by the Company, as lessor or lessee, or any condition or event of which the Company or any Shareholder has knowledge which with notice or lapse of time, or both, would constitute a default, in respect of which the Company has not taken adequate steps to cure such default or to prevent a default from occurring, other than such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. For purposes of this Agreement, the Company shall be deemed to have "knowledge" of a particular fact or other matter if any member of the Executive Committee of the Company, or any officer of the Company, has actual conscious knowledge of the fact or other matter, and each Shareholder shall be deemed to have "knowledge" of a particular fact or other matter if such Shareholder has actual conscious knowledge of the fact or other matter.

         2.8 CONDITION OF ASSETS. All of the plants, structures and equipment used by the Company in its business are in good condition and repair in all material respects subject to normal wear and tear and conform, in all material respects, with all applicable ordinances, regulations and other laws, and the Company and the Shareholders have no actual knowledge of any latent defects therein.

         2.9 TITLE TO AND ENCUMBRANCES ON PROPERTY; ASC. The Company does not own any interest (other than leasehold interests referred to in Exhibit 2.7) in real property. The leased real property referred to in Exhibit 2.7 constitutes the only real property necessary for the conduct of the Company's business. Except as set forth in Exhibit 2.9, the Company has good, valid and marketable title to all the personal property owned by it ("Personal Property"). The Personal Property and the leased personal property referred to in Exhibit 2.7 constitute the only personal property necessary for the conduct of the Company's business. Except as set forth on Exhibit 2.7, upon consummation of the transactions contemplated hereby, such leasehold interests in real property and such Personal Property and leasehold interests in personal property shall be free and clear of all liens, security interests, claims and
encumbrances.   HEA PA owns 21.5% of an outpatient surgery center that is
adjacent to its corporate headquarters and is majority owned and managed by Columbia/HCA Healthcare.

         2.10 INVENTORIES. All inventories of the Company used in the conduct of its business are reflected on the Balance Sheet in accordance with generally accepted accounting principles consistently applied. The items of the Company's inventory have been acquired in the ordinary course of its business, are adequate for the reasonable requirements of its business, and, to the best knowledge of the Company and the Shareholders, may be used for their intended purposes. All of the inventory owned or used by the Company is in good, current, standard and merchantable condition and is not obsolete or defective, other than as would not have a Material Adverse Effect.

         2.11    INTELLECTUAL PROPERTY RIGHTS; NAMES.  Except as set forth on
Exhibit 2.11, the Company has no right, title or interest in or to patents, patent rights, corporate names, assumed names, manufacturing processes, trade names, trademarks, service marks, inventions or copyrights and such items are the only such items necessary for the conduct of its business. Set forth in
Exhibit 2.11 is a listing of all names of all predecessor companies of the Company, including the names of any entities from whom the Company previously acquired significant assets. Except for off-the-shelf software licenses and except as set forth on Exhibit 2.11, the Company is not a licensee in respect of any patents, trademarks, service marks, trade names, copyrights or applications therefor, or manufacturing processes, formulas or trade secrets or similar items and no such licenses are necessary for the conduct of its business. To the best knowledge of the Company and Shareholders, no claim is pending or has been made to the effect that the present or past operations of the Company infringe upon or conflict with the asserted rights of others to any patents, patent rights, manufacturing processes, trade names, trademarks, service marks, inventions, licenses, specialized treatment protocols, copyrights, formulas, know-how and trade secrets. The Company has the sole and exclusive right to use all such proprietary rights without infringing or violating the rights of any third parties and no consents of any third parties are required for the use thereof by the Surviving Corporation.

         2.12 DIRECTORS AND OFFICERS; PAYROLL INFORMATION; EMPLOYEES. Set forth on Exhibit 2.12 attached hereto is a true and complete list, as of the date of this Agreement of: (a) the name of each director and officer of the Company and the offices held by each, (b) the most recent payroll report of the Company, showing all current employees of the Company and their current levels of compensation, (c) promised increases in compensation of employees of the Company that have not yet been effected, (d) oral or written employment agreements or independent contractor agreements (and all amendments thereto) to which the Company is a party, copies of which have been delivered to PRG Sub, and (e) all employee manuals, materials, policies, procedures and work-related rules, copies of which have been delivered to PRG Sub. The Company is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices. The Company has not engaged in any unfair labor practice. There are no unfair labor practices charges or complaints pending or threatened against the Company, and the Company has never been a party to any agreement with any union, labor organization or collective bargaining unit.

         2.13 LEGAL PROCEEDINGS. Except as described in Exhibit 2.13 or otherwise disclosed pursuant to this Section 2, there are no legal actions or administrative proceedings or investigations instituted, or to the actual knowledge of the Company or any Shareholder, threatened, against the Company or affecting or that could affect the outstanding shares of the Company's stock, any of the assets of the Company, or the operations, business, condition (financial or otherwise) or results of operations of the Company which (i) if successful, could, individually or in the aggregate, have a Material Adverse Effect, or (ii) could adversely affect the ability of the Company or any Shareholder to effect the transactions contemplated hereby.

         2.14 CONTRACTS. With the exception of contracts or agreements that involve either an unperformed commitment of less than $10,000 or that can be terminated by the Company without liability within 30 days of the date hereof, the Company has delivered to PRG Sub true copies of all written, and disclosed to PRG Sub all oral, outstanding contracts, obligations and commitments of the Company ("Contracts"), all of which are listed or incorporated by reference on
Exhibit 2.7 (in the case of leases), Exhibit 2.12 (in the case of employment agreements) and Exhibit 2.14 (in the case of Contracts other than leases and employment agreements) attached hereto. Except as otherwise indicated on such Exhibits, all of such Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect, and no defenses, offsets or counterclaims have been asserted or may be made by any party thereto, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. Except as indicated on such Exhibits, there is not under any such Contract any existing default by the Company, or any condition or event of which the Company or any Shareholder has knowledge which with notice or lapse of time, or both, would constitute a default, other than such defaults which would not, individually or in the aggregate, result in a Material Adverse
Effect.   The Company and the Shareholders have no knowledge of any default by any other party to such Contracts, other than such defaults which would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor the Shareholders have received written notice of the intention of any party to any Contract to cancel or terminate any Contract, other than terminations or cancellations that would not result in a Material Adverse Effect. Other than those contracts, obligations and commitments of the Company listed on Exhibit 2.7, Exhibit 2.12 and Exhibit 2.14, the Company is not a party to any material written or oral agreement contract, lease or arrangement, including any:

                 (a) Contract related to the sale of any material assets of the Company not made in the ordinary course of business other than this Agreement;

                 (b) Employment, consulting or compensation agreement or arrangement;

                 (c)      Labor or collective bargaining agreement;

                 (d) Deed, bill of sale or other document evidencing an interest in or agreement to purchase or sell (i) real property, or (ii) personal property in excess of $10,000,

                 (e) Contract for the purchase of materials, supplies or equipment (i) which is in excess of the greater of $10,000, or the requirements of its business now booked or for normal operating inventories, or (ii) which is not terminable upon notice of thirty (30) days or less;

                 (f) Agreement for the purchase from a supplier of all or substantially all of the requirements of the Company of a particular product or service;

                 (g) Loan agreement or other contract for money borrowed or lent or to be borrowed or lent to another;

                 (h)      Contracts containing non-competition covenants; or

                 (i) Other contracts or agreements that involve either an unperformed commitment in excess of $10,000 or that terminate or can only be terminated by the Company on more than 30 days notice after the date hereof.

         2.15 SUBSEQUENT EVENTS. Except as disclosed on Exhibit 2.15, the Company has not, since the Balance Sheet Date:

                 (a) Incurred any material obligation or liability (absolute, accrued, contingent or otherwise) or entered into any material contract, lease, license or commitment, except in connection with the performance of this Agreement, other than in the ordinary course of business or incurred any indebtedness;

                 (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Balance Sheet or (ii) liabilities incurred since the Balance Sheet Date in the ordinary course of business;

                 (c) Formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

                 (d) Made any payments to or loaned any money to any person or entity other than in the ordinary course of business;

                 (e) Lost or terminated any employee, patient, customer or supplier that has, individually or in the aggregate, a Material Adverse Effect on its business;

                 (f) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor, except as may have been required due to income or operations of the Company since the Balance Sheet Date;

                 (g) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets of the Company, tangible or intangible;

                 (h) Sold or contracted to sell or transferred or contracted to transfer any of the material assets used in the conduct of the Company's business or cancelled any debts or claims or waived any material rights, except in the ordinary course of business;

                 (i) Except in the ordinary course or business consistent with past practices, granted any increase in the rates of pay of employees, consultants or agents, or by means of any bonus or pension plan, contract or other commitment (other than pursuant to terms in place prior to the date hereof, and disclosed to PRG), increased the compensation of any officer, employee, consultant or agent;

                 (j) Authorized or incurred any capital expenditures in excess of Ten Thousand and No/100 Dollars ($10,000.00);

                 (k) Except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, entered into any material transaction other than in the ordinary course of business or permitted hereunder;

                 (l) Except pursuant to this Agreement, redeemed, purchased, sold or issued any stock, bonds or other securities;

                 (m) Experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of its properties, assets or business, or experienced any other Material Adverse Effect in its financial condition, assets, prospects, liabilities or business;

                 (n) Declared or paid a distribution, payment or dividend of any kind on the capital stock of the Company;

                 (o) Repurchased, approved any repurchase or agreed to repurchase any of the Company's capital stock; or

                 (p) Suffered any Material Adverse Effect to the business of the Company or to the assets of the Company.

         2.16 ACCOUNTS RECEIVABLE/PAYABLE. The Balance Sheet reflects the amount, as of the Balance Sheet Date and determined in conformity with generally accepted accounting principles and the past practices employed by HEA PA, of HEA PA's (i) accounts receivable, to the knowledge of the Company and Shareholders, net of allowances for uncollectible and doubtful amounts ("Accounts Receivable") and (ii) current accounts payable and current accrued liabilities (other than the current portion of long-term debt) ("Accounts Payable"). To the knowledge of the Company and Shareholders, Exhibit 2.16 contains a true and accurate statement of the working capital ("Working Capital") of HEA PA as of the Balance Sheet Date. HEA PA maintains its accounting records in sufficient detail to substantiate the accounts receivable reflected on the Balance Sheet and has given and will give to PRG Sub full and complete access to those records, including the right to make copies therefrom. Since the Balance Sheet Date, HEA PA has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. Accounts Receivable are recorded in amounts estimated to be net of
contractual allowances related to third-party payor arrangements.   The Company
is in substantial compliance with the terms and conditions of such third-party payor arrangements, and the reserves established by the Company are adequate to cover any liability resulting from lack of compliance. Following Closing, the administration of the collection of Accounts Receivable and the payment of Accounts Payable shall be as set forth in Section 7.3(c) of the Service Agreement.

         2.17 TAXES. The Company has filed all tax returns (including tax reports and other statements) required to be filed by it, and, except for such items as the Company may be disputing in good faith and disclosed to PRG, made all payments of taxes (including any interest, penalty or addition thereto) required to be made by it, on or before the date of this Agreement, with respect to income taxes, real and personal property taxes, sales taxes, use taxes, employment taxes, excise taxes and other taxes. All such tax returns are complete and accurate in all material respects and properly reflect the
relevant taxes for the periods covered thereby.   The Company has paid all
taxes, penalties, assessments, and interest that have become due with respect to any Tax Returns that it has filed, and the Company is not delinquent in the payment of any tax, assessment or governmental charges, whether or not reflected on the Tax Returns. The unpaid taxes of the Company did not, as of the Balance Sheet Date, exceed the reserve for taxes (rather than any reserve for deferred taxes established to reflect timing differences between book and taxable income) set forth on the face of the Balance Sheet (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date (in accordance with the past custom and practice of the Company). The Company and the Shareholders have not received any notice that any tax deficiency or delinquency has been asserted against the Company. Except as set forth on
Exhibit 2.17, there are no audits relating to taxes of the Company threatened, pending or in process. The Company is not currently the beneficiary of any waiver of any statute of limitations in respect of taxes nor of any extension of time within which to file any tax return or to pay any tax assessment or deficiency. There are no liens or encumbrances relating to taxes on or threatened against any of the assets of the Company. The Company has withheld and paid all taxes required by law to have been withheld and paid by it. Neither the Company nor any predecessor of the Company is or has been a party to any tax allocation or sharing agreement or a member of an affiliated group
of corporations filing a consolidated federal income tax return.   The Company
has delivered to PRG Sub correct and complete copies of the Company's three most recently filed annual state and federal income tax returns, together with all examination reports and statements of deficiencies assessed against or agreed to by the Company during the three calendar year period preceding the date of this Agreement. The Company has neither made any payments, is obligated to make any payments, or is a party to any agreement that under any circumstance could obligate it to make any payments that will not be deductible under Code section 280G.

         2.18 LIABILITIES; DEBT. Except to the extent reflected or reserved against on the Balance Sheet, the Company did not have, as of the Balance Sheet Date, and has not incurred since that date and will not have occurred as of the Closing Date, any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than those incurred in the ordinary course of business, and other than liabilities which would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and the Shareholders do not know of any basis for the assertion against the Company, as of the Balance Sheet Date, of any claim or liability of any nature in any amount not fully reflected or reserved against on the Balance Sheet, other than those incurred since that date in the ordinary course of business or contemplated by this Agreement. All indebtedness of the Company (including without limitation, indebtedness for borrowed money, guaranties and capital lease obligations) is described on Exhibit 2.18 attached hereto.

         2.19 INSURANCE POLICIES. The Company, each Shareholder and each physician employee of the Company carries property, liability, malpractice, workers' compensation and such other types of insurance pursuant to the policies described on Exhibit 2.19, true and correct copies of which have been delivered to PRG Sub. Valid and enforceable policies of such types are outstanding and duly in force and will remain duly in force through the Closing Date. Neither the Company nor any Shareholder has received notice or other communication from the issuer of any such insurance policy cancelling or amending such policy or threatening to do so. Neither the Company, nor each Shareholder nor any physician employee of the Company, has any outstanding claims, settlements or premiums owed against any insurance policy.

         2.20 EMPLOYEE BENEFIT PLANS. Except as set forth on Exhibit 2.20 attached hereto, the Company has neither established, nor maintains, nor is obligated to make contributions to or under or otherwise participate in, (a) any bonus or other type of compensation or employment plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document); (b) any pension, profit-sharing, retirement or other plan, program or arrangement; or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans listed on Exhibit 2.20 (individually "Company Plan," and collectively "Company Plans") have been operated and administered in all material respects in accordance with all applicable laws, rules and regulations, including without limitation, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by the Company has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Company Plans. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Company Plans. The Company has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multiemployer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980. With respect to each Company Plan that is a tax-qualified plan or a voluntary employee benefit plan under Code Section 521(c), either (i) the value of plan assets (including commitments under insurance contracts) is at least equal to the value of plan liabilities or (ii) the value of plan liabilities in excess of plan assets is disclosed on the Balance Sheet, all as of the Closing Date.

         2.21    [Intentionally left blank]

         2.22 COMPLIANCE WITH LAWS IN GENERAL. The Company, the Shareholders and Company's physician and licensed employees have complied with all applicable laws, rules, regulations and licensing requirements, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act and any environmental laws and medical waste laws, and there exist no violations by the Company, any Shareholder or any physician or licensed employee of the Company of any federal, state or local law or regulation, except to the extent that any failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any Shareholder has received any notice of a violation of any federal, state and local laws, regulations and ordinances relating to the operations of the business and assets of the Company and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by the Company or any Shareholder.

         2.23 MEDICARE AND MEDICAID PROGRAMS. The Company, each Shareholder and each physician and licensed employee of the Company is qualified for participation in the Medicare and Medicaid programs and is party to provider agreements for such programs which are in full force and effect with no defaults having occurred thereunder. The Company, each Shareholder and each physician and licensed employee of the Company has timely filed all claims or other reports required to be filed with respect to the purchase of services by third-party payors, except where the failure to file would not individually or in the aggregate, result in a Material Adverse Effect, and all such claims or reports are complete and accurate in all material respects, and has no material liability to any payor with respect thereto, except as has been reserved for in the Balance Sheet. Except as set forth on Exhibit 2.23, there are no pending appeals, overpayment determinations, adjustments, challenges, audit, litigation or notices of intent to open Medicare or Medicaid claim determinations or other reports required to be filed by the Company, each Shareholder and each licensed employee of the Company. Neither the Company, nor any Shareholder, nor any physician or licensed employee of the Company has been convicted of, or pled guilty or nolo contendere to, patient abuse or negligence, or any other Medicare or Medicaid program related offense, and none has committed any offense which may serve as the basis for suspension or exclusion from the Medicare and Medicaid programs.

         2.24 FRAUD AND ABUSE. The Company, the Shareholders and all persons and entities providing professional services for the Company's business have not, to the knowledge of the Company and the Shareholders, engaged in any activities which are prohibited under Section 1320a-7b or Section 1395nn of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following:
(a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid, or (e) referring a patient for designated health services to or providing designated health services to a patient upon referral from an entity or person with which the physician or an immediate family member has a financial relationship, and to which no exception under Section 1395nn of Title 42 of the United States Code applies.

         2.25 NO UNTRUE REPRESENTATIONS. No representation or warranty by the Company or any Shareholder in this Agreement, and no Exhibit or certificate issued or executed by, officers or directors of the Company or any Shareholder and furnished or to be furnished to PRG Sub or PRG pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

         2.26    [Intentionally left blank]

         2.27    [Intentionally left blank]

         2.28 SUPPLIERS. Set forth in Exhibit 2.28 is a complete and accurate list of the ten (10) largest suppliers of the Company in terms of dollar volume of transactions for the last fiscal year and the current fiscal year to date, showing, with respect to each, the name, address and aggregate dollar volume of purchases from such supplier.

         2.29 BANKING RELATIONS. Set forth in Exhibit 2.29 is a complete and accurate list of all arrangements that the Company has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         2.30    OWNERSHIP INTERESTS OF INTERESTED PERSONS; COMPETITORS.
Except as set forth on Exhibit 2.30, no officer, employee, director or stockholder of the Company, or their respective spouses, children or affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier or competitor of the Company or any organization that has a material contract or arrangement with the Company. Except as set forth on Exhibit 2.30, neither the Company, nor any of its directors, officers, employees, consultants or the Shareholders nor any affiliate of such person is, or within the last three years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, pharmacy, home health agency or other person or entity which is in a position to make or influence referrals to, or otherwise generate business for, the Company or to provide services, lease space, lease equipment or engage in any other venture or activity with the Company.

         2.31 PAYORS. Exhibit 2.31 sets forth a true, complete and correct list of the names and addresses of each payor of the Company's services which accounted for more than 10% of revenues of the Company in the preceding fiscal year. The Company has good relations with all such payors and other material payors of the Company and none of such payors has notified the Company in writing that it intends to discontinue its relationship with the Company or to deny any claims submitted to such payor for payment.

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF PRG SUB AND PRG.

         PRG Sub and PRG hereby represent and warrant to the Company and the Shareholders as follows:

         3.1 CORPORATE EXISTENCE: GOOD STANDING. PRG and PRG Sub are corporations duly organized and existing and in good standing under the laws of the State of Delaware and Texas, respectively.

         3.2 POWER AND AUTHORITY. Each of PRG Sub and PRG has corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement, and has taken all actions required by law, its Certificate or Articles of Incorporation, as applicable, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. The execution and delivery of this Agreement and the agreements related hereto executed and delivered pursuant to this Agreement do not and, subject to the receipt of consents to assignments of leases and other contracts where required and the receipt of regulatory approvals where required, the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate or Articles of Incorporation, as applicable, or Bylaws of either PRG Sub or PRG or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement instrument, order, arbitration award, judgment or decree to which PRG Sub or PRG is a party or by which either of them is bound, or violate any restrictions of any kind to which PRG Sub or PRG is subject.

         3.3 CAPITAL STOCK. All of the outstanding shares of the common stock of PRG Sub are or will be as of the Closing Date validly issued, fully paid and nonassessable and are or will be as of the Closing Date owned directly by PRG, free and clear of all liens, claims and encumbrances. The issuance and delivery by PRG of shares of the common stock of PRG in connection with the Merger will be as of the Closing Date duly and validly authorized by all necessary corporate action on the part of PRG. The shares of PRG common stock to be issued in connection with the Merger, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

         3.4 NO UNTRUE REPRESENTATIONS. No representation or warranty by PRG Sub or PRG in this Agreement, and no Exhibit or certificate issued by officers or directors of PRG Sub or PRG and furnished or to be furnished to the Company or the Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

         3.5 CONSENTS. Except as have been obtained or as may be required under the Texas Business Corporation Act, the Securities Act, the Securities Exchange Act and state securities laws, or as set forth on Exhibit 3.5, no consent, authorization, permit, license or filing with any governmental authority, any lender, lessor, any manufacturer or supplier or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement and the agreements and documents contemplated hereby on the part of PRG and PRG Sub, other than such consents as to which the failure to obtain would not, individually or in the aggregate, result in a Material Adverse Effect.

         3.6 SEC Documents. As of the date hereof, PRG has filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that is has been required to file with the Securities and Exchange Commission (the "SEC") under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "SEC Documents"). As of the respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to the respective SEC Documents , and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the respective dates therein, the consolidated financial statements of PRG included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of PRG and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (except, in the case of interim period financial information, for normal year-end adjustments). Except as disclosed in the SEC Documents, since March 31, 1995, PRG has conducted its business only in the ordinary course of such business, and there has not been (i) any material change in such business of which its executive officers have knowledge; (ii) any declaration, setting aside or payment of any dividend or any distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

SECTION 4. CLOSING DATE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS.

         With respect to representations and warranties of the Clinic, the Company and the Shareholders (in accordance with their pro rata amount of the Merger Consideration being received by each Shareholder in connection with the transaction contemplated hereby, as set forth on Annex I) hereby jointly and severally make the following representations and warranties to PRG and PRG Sub, and with respect to representations and warranties of the Shareholders, each Shareholder individually (as opposed to jointly and/or severally) makes the following representations and warranties to PRG and PRG Sub:

         4.1 CORPORATE EXISTENCE AND GOOD STANDING OF THE CLINIC. The Shareholders have formed a professional entity (the "Clinic") which is duly organized, validly existing and in good standing under the laws of the State of Texas. The Clinic has all necessary corporate/partnership power to own all of its assets and to carry on its business as such business is now being conducted. The Shareholders are the sole [members/partners] of the Clinic and own such interests free of all security interests, claims, encumbrances and liens in the amounts set forth on Exhibit 4.1. Each interest of the Clinic has been legally and validly issued and fully paid and nonassessable. There are no outstanding (a) bonds, debentures, notes or other obligations the holders of which have the right to vote with the [members/partners] of the Clinic on any matter, (b) securities of the Clinic convertible into equity interests in the Clinic, or (c) commitments, options, rights or warrants to issue any such equity interests in the Clinic, to issue securities of the Clinic convertible into such equity interests, or to redeem any securities of the Clinic. No interests of the Clinic have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of the Clinic's [members/partners.] The Clinic is not required to qualify to do business as a foreign entity in any other state or jurisdiction by reason of its business, properties or activities in or relating to such other state or jurisdiction. The Clinic does not have any assets, employees or offices in any state other than Texas.

         4.2 CORPORATE RECORDS. True and correct copies of the [Articles of Organization/Partnership Agreement], [Regulations] and minutes of the Clinic and all amendments thereto of the Clinic have been delivered to PRG and are in form and substance satisfactory to PRG and PRG Sub. The minute books of the Clinic contain all accurate minutes of the meetings of and consents to actions taken without meetings of the [members and managers/partners] of the Clinic since its formation.

         4.3 POWER AND AUTHORITY FOR TRANSACTIONS. The Clinic has the corporate/partnership power to execute, deliver and perform its obligations under all agreements and other documents to be executed and delivered by it pursuant to this Agreement, including without limitation, the Service Agreement, or to be executed and delivered on the Closing Date, and has taken all action required by law, its [Organization/Partnership Agreement], its [Regulations] or otherwise, to authorize the execution, delivery and performance of such documents. The Service Agreement and the other agreements contemplated hereby have been duly executed and delivered by the Clinic and constitute or will constitute the legal, valid and binding obligations of the Clinic enforceable against the Clinic in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of the Service Agreement and the other agreements contemplated hereby will not violate any provision of the organizational documents of the Clinic or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which the Clinic is a party or by which the Clinic is bound, or violate any material restrictions of any kind to which the Clinic is subject, or result in any lien or encumbrance on any of the Clinic's assets.

         4.4 NO BUSINESS. The Clinic has not commenced business since its organization. Other than its [Articles of Organization/Partnership Agreement], [Regulations] and as of the Closing Date, the Service Agreement, the Clinic is not a party to or subject to any agreement, indenture or other instrument. The Clinic does not own any assets (tangible or intangible) other than (i) the assets described on Exhibit 4.4 attached hereto, and (ii) the consideration received upon the issuance of shares of its capital stock, and the Clinic does not have any liabilities, accrued, contingent or otherwise (known or unknown and asserted or unasserted).

         4.5 COMPLIANCE WITH LAWS. The Clinic has complied with all applicable laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports.

SECTION 5.       COVENANTS OF THE COMPANY AND THE SHAREHOLDERS.

         With respect to covenants of the Company, the Company and the Shareholders (in accordance with the pro rata amount of the Merger Consideration being received by each Shareholder in connection with the transactions contemplated hereunder as set forth on Annex I, hereby jointly and severally make the following covenants to PRG and PRG Sub, and with respect to covenants of the Shareholders, each respective Shareholder individually (as opposed to jointly and/or severally) makes the following covenants to PRG and PRG Sub (it being understood that no Shareholder shall have any liability or responsibility whatsoever for covenants made by other Shareholders in this Agreement, including in this Section 5, or in any agreements entered into in connection with the transactions contemplated by this Agreement,:

         5.1 CONSUMMATION OF AGREEMENT. The Company and the Shareholders shall use their reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions, provided, however, that this covenant shall not require the Company or the Shareholders to make any expenditures that are not expressly set forth in this Agreement or contemplated herein

         5.2 BUSINESS OPERATIONS. Other than with respect to transactions evidenced by this Agreement, the Company and the Shareholders shall operate the Company's business in the ordinary course. The Company shall not enter into any lease, contract, indebtedness, commitment, purchase or sale or acquire or dispose of any capital asset except in the ordinary course of business. The Company and the Shareholders shall use their reasonable efforts to preserve the business and assets of the Company intact and shall not take any action that would have a Material Adverse Effect, including without limitation, any action the primary purpose or effect of which is to generate or preserve cash; provided that the Company may continue to operate in the ordinary course of business. The Company and the Shareholders shall use their reasonable efforts to preserve intact the relationships with significant payors, customers, suppliers, patients and others having significant business relations with the Company. The Company shall collect its receivables and pay its trade payables in the ordinary course of business consistent with past practices. The Company shall not introduce any new method of management, operations or accounting. On the Closing Date, the Company shall not be engaged in the practice of medicine and shall not provide medical services.

         5.3 ACCESS AND NOTICE. The Company and the Shareholders, upon reasonable notice and at reasonable times, shall permit PRG and PRG Sub and their authorized representatives access to, and make available for inspection, all of the assets and business of the Company, including employees, customers and suppliers, and permit PRG, PRG Sub and their authorized representatives to inspect and make copies of all documents, records and information with respect to the business or assets of the Company as PRG, PRG Sub or their representatives may request. The Company and the Shareholders shall promptly notify PRG Sub in writing of (a) any notice or communication relating to a default or event that, with notice or lapse of time or both, could become a default, under any contract, commitment or obligation to which the Company is a party, and (b) any adverse change in the Company's business, financial condition or the conditions of its assets, except to the extent such defaults or adverse changes would not, individually or in the aggregate, result in a Material Adverse Effect.

         5.4 APPROVALS OF THIRD PARTIES AND PERMITS AND CONSENTS. The Company and the Shareholders shall use their reasonable efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, including consents described on Exhibit 2.5. The Company and the Shareholders shall use their reasonable efforts to obtain all licenses, permits, approvals or other authorizations required under any law, rule, regulation or ordinance, or otherwise necessary to consummate the transactions contemplated hereby and by the Services Agreement and to conduct the business of the Clinic.

         5.5 ACQUISITION PROPOSALS The Company and the Shareholders shall not, and shall use their reasonable efforts to cause the Company's employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer, including without limitation, any proposal or offer to the Shareholders, with respect to a merger, acquisition, consolidation or similar transaction involving, or the purchase of all or any significant portion of the assets or any equity securities of the Company or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to such proposal or offer, and the Company and the Shareholders will immediately cease any such activities, discussions or negotiations heretofore conducted with respect to any of the foregoing. The Company and the Shareholders shall immediately notify PRG Sub if any such inquiries or proposals are received.

         5.6 FUNDING OF ACCRUED EMPLOYEE BENEFITS. The Company hereby covenants and agrees that it will take whatever steps are necessary to pay or fund completely for any accrued benefits, where applicable, or vested accrued benefits for which the Company or any entity might have any liability whatsoever arising from any tax-qualified plan as required under applicable law. The Company acknowledges that the purpose and intent of this covenant is to assure that PRG Sub shall have no liability whatsoever at any time after the Closing Date with respect to any such tax-qualified plan, unless such plan is merged with a plan sponsored by PRG or PRG Sub.

         5.7 EMPLOYEE MATTERS. The Company shall not, without the prior written approval of PRG or PRG Sub, except as required by law, increase the cash compensation of any Shareholder or other employee or an independent contractor of the Company, other than pursuant to an obligation arising prior to the Closing Date and disclosed to PRG, adopt, amend or terminate any compensation plan, employment agreement, independent contractor agreement, employee policies and procedures or employee benefit plan, take any action that could materially deplete the assets of any employee benefit, or fail to pay any premium or contribution due or file any report with respect to any employee benefit plan, or take any other actions with respect to its employees or employee matters which might have a material adverse effect upon the Company, its business, assets or prospects.

         5.8 DISTRIBUTIONS AND REPURCHASES. Except as described on Exhibit 2.15, no distribution, payment or dividend of any kind will be declared or paid by the Company, nor will any repurchase of any of the Company's capital stock be approved or effected.

         5.9 REQUIREMENTS TO EFFECT MERGER. The Company and each Shareholder shall use their reasonable efforts to take, or cause to be taken, all actions necessary to effect the Merger under applicable law, including without limitation the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement, provided, however, that this covenant shall not require the Company or the Shareholders to make any expenditures that are not expressly set forth in this Agreement or contemplated herein.

         5.10 VOTING OF SHARES. Each Shareholder agrees that until the earlier of the Closing Date or the termination of this Agreement, each such Shareholder shall vote all shares of Company common stock owned by the Shareholders at any meeting of the stockholders of the Company or take action by written consent for adoption of this Agreement, as hereby amended, and in favor of the Merger and any other transactions contemplated by this Agreement, and against any action, omission or agreement which would impede or interfere with, or have the effect of discouraging, the Merger.

         5.11 ACCOUNTING AND TAX MATTERS. The Company will not change in any material respect the accounting methods or practices followed by the Company (including any material change in any assumption underlying, or any method of calculating, any bad debt, contingency or other reserve), except as may be required by generally accepted accounting principles. The Company will not make any material tax election except in the ordinary course of business consistent with past practice, change any material tax election already made, adopt any tax accounting method except in the ordinary course of business consistent with past practice, change any tax accounting method, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment. The Company will duly, accurately and timely (without regard to any extensions of time) file all returns, information statements and other documents relating to taxes of the Company required to be filed by it, and pay all taxes required to be paid by it, on or before the Closing Date.

         5.12 LEASES. PRG Sub shall have entered into a building lease (the "Building Lease") with the owner of the property located at 2855 Gramercy Street, Houston, Texas ("Gramercy Premises"), on terms and conditions satisfactory to PRG and such owner, the terms and conditions of which shall include, without limitation, (i) a term expiring April 30, 2007, (ii) a lease rate equal to current lease rental as disclosed to PRG, (iii) a right of first refusal to acquire such property upon any proposed sale thereof to related or affiliated persons of the landlord of such property, and (iv) such other provisions to be reasonably acceptable to PRG and such owner.

SECTION 6.       COVENANTS OF PRG AND PRG SUB.

         PRG and PRG Sub, jointly and severally, agree that between the date hereof and the Closing Date:

         6.1 CONSUMMATION OF AGREEMENT; EXHIBITS. PRG and PRG Sub shall use their reasonable efforts to cause the consummation of the transactions
contemplated hereby in accordance with their terms and provisions.   PRG and
PRG Sub will use their reasonable efforts to take, or cause to be taken, all actions necessary to effect the Merger under applicable law, including without limitation the filing with the appropriate government officials all necessary documents in form approved by counsel for the parties to this Agreement. PRG and PRG Sub agree to provide Exhibit 3.5 to the Company on or before August 22, 1996.

         6.2 APPROVALS OF THIRD PARTIES AND PERMITS AND CONSENTS. PRG and PRG Sub shall use their reasonable efforts to obtain all licenses, permits, approvals or other authorizations required under any law, statute, rule, regulation or ordinance, or otherwise necessary or desirable to consummate the transactions contemplated hereby and by the Services Agreement.

         6.3 LISTING APPLICATION. PRG shall prepare and submit to the New York Stock Exchange (the "NYSE") a listing application covering the Stock Consideration and shall use its reasonable efforts to obtain approval for the listing of the Stock Consideration upon official notice of issuance.

         6.4 COMPLIANCE. PRG shall remain in compliance with (i) the Securities Act, the Exchange Act and all of the rules and regulations promulgated thereunder, and (ii) all rules and regulations promulgated by the NYSE.


SECTION 7.       COVENANTS OF THE SHAREHOLDERS.

         The Shareholders, jointly and severally, agree that between the date hereof and the Closing Date:

         7.1 FORMATION OF THE CLINIC. The Shareholders shall form the Clinic, in the form of entity approved by PRG and PRG Sub in the State of Texas, and the organizational documents of the Clinic shall be in form and substance satisfactory to PRG and PRG Sub.

         7.2 ACCESS. The Shareholders, upon reasonable notice and at reasonable times, shall permit PRG, PRG Sub and their authorized representatives full access to, and make available for inspection, all of the assets and records of the Clinic, and permit PRG, PRG Sub and their authorized representatives to inspect and make copies of all documents, records and information with respect to the affairs of the Clinic as PRG, PRG Sub and their representatives may request.

         7.3 LICENSES AND PERMITS. The Shareholders shall use their reasonable efforts to obtain all licenses, permits, approvals or other authorizations required under any law, statute, rule, regulation or ordinance, or otherwise necessary or desirable to consummate the transactions or provide the services contemplated by the Service Agreement, and to conduct the intended business of the Clinic.

         7.4 CORPORATE GOVERNANCE. Within six (6) months following the Closing Date, the Clinic, if any, shall establish governance provisions that are reasonably acceptable to PRG providing for (i) a maximum length of employment for non-owner physicians prior to their admission to ownership in the Clinic, (ii) terms of ownership admission to the Clinic, (iii) a compensation structure for ongoing owner physicians, (iv) retirement of physicians from the ownership of the Clinic and (v) buy-out provisions for retiring or inactive owner physicians.

         7.5     EXHIBITS.   On or before August 22, 1996, the Exhibits marked
with an "*" on the Index to Exhibits attached hereto shall be provided in form and substance satisfactory to PRG and PRG Sub.

SECTION 8.       PRG SUB AND PRG CONDITIONS PRECEDENT.

         The obligations of PRG Sub and PRG hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Shareholders contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

         8.2 COVENANTS AND CONDITIONS. The Company and the Shareholders shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by the Company and the Shareholders prior to the Closing Date.

         8.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         8.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company shall have occurred since the Balance Sheet Date.

         8.5 DUE DILIGENCE REVIEW. By August 22, 1996, PRG Sub and PRG shall have completed a due diligence review of the business, operations and financial statements of the Company, the results of which shall be satisfactory to PRG Sub and PRG in their sole discretion; provided, however, that such date shall be extended as necessary to the extent information is not timely provided by the Company and the Shareholders.

         8.6 APPROVAL BY THE BOARD OF DIRECTORS This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of PRG or a committee thereof.

         8.7 SERVICE AGREEMENT. On the Closing Date, the Clinic, the Shareholders, PRG and Surviving Corporation shall execute and deliver a Service Agreement (the "Service Agreement"), in substantially the form attached hereto as Exhibit 8.7, pursuant to which Surviving Corporation will provide management services to the Shareholders and, if applicable, the Clinic.

         8.8 EMPLOYMENT ARRANGEMENTS. Prior to the Closing Date, the Company will cause the assignment of each employment agreement between the Company and each such employee who is not a shareholder of the Company from the
Company to the Clinic.   Prior to the Closing Date, PRG Sub and/or PRG and
Ronald Burgener shall have entered into an employment agreement (the "Employment Agreement") mutually satisfactory to PRG, PRG Sub, the Company and Ronald Burgener, and which agreement shall have a term not to exceed one year.

         8.9 CONSENTS AND APPROVALS. The Company and the Shareholders shall have obtained all necessary government and other third-party approvals and consents; provided, however, that the obligations of PRG and PRG Sub hereunder shall remain in effect if the failure to obtain such approvals and consents is caused by PRG or PRG Sub.

         8.10 CLOSING DELIVERIES. PRG Sub shall have received all documents, duly executed in form satisfactory to PRG Sub and its counsel, referred to in Section 10.1.

         8.11 CORPORATE GOVERNANCE. PRG shall have approved the governance provisions of the Clinic, if applicable, adopted in accordance with Section 7.4.

         8.12 DEBT AND RECEIVABLES. There shall be no indebtedness, receivables or payables between the Company and its shareholders or affiliates and the Company shall not have any liabilities, including indebtedness, guaranties and capital leases, other than as reflected in the Financial Statements or disclosed on the Exhibits hereto, that are not approved by PRG.

         8.13 DISSENTING SHARES. No holder of the Company's common stock shall have demanded appraisal for the shares of Company common stock held by such holder in accordance with the Texas Business Corporation Act.

         8.14 STOCK CONSIDERATION. The stock consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.

         8.15 NO CHANGE IN WORKING CAPITAL. There shall have been no material adverse change in the Working Capital since the date hereof.


SECTION 9.       THE COMPANY'S AND THE SHAREHOLDER'S CONDITIONS PRECEDENT.

         The obligations of the Company and the Shareholders hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of PRG Sub and PRG contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

         9.2 COVENANTS AND CONDITIONS. PRG Sub and PRG shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by PRG Sub and PRG prior to the Closing Date.

         9.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         9.4 CLOSING DELIVERIES. The Company shall have received all documents, duly executed in form satisfactory to the Company and its counsel, referred to in Section 10.2.

         9.5 STOCK CONSIDERATION. The stock consideration shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         9.6     CONSENTS, APPROVALS.   PRG Sub and PRG shall obtain all
necessary government and other third-party approvals and consents; provided, however, that the Company and the Shareholders' obligations shall remain in effect if the failure to obtain approvals and consents is caused by the Company or any of the Shareholders.

         9.7 SECURITIES APPROVALS. A Registration Statement on Form S-4 or other applicable form ("S-4") shall be effective under the Securities Act and no stop orders suspending the effectiveness of the S-4 shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC. At or prior to the Closing Date, PRG shall have received all state securities and "blue sky" permits necessary to consummate the transactions contemplated hereby. At or prior to the Closing Date, the PRG common stock shall have been approved for listing on the NYSE, subject only to official notification of issuance.

SECTION 10.      CLOSING DELIVERIES.

         10.1 DELIVERIES OF THE COMPANY AND THE SHAREHOLDERS. At or prior to the Closing, the Company and the Shareholders shall deliver to PRG Sub the following, all of which shall be in a form satisfactory to counsel to PRG Sub and PRG:

                 (a) an executed original Service Agreement and executed originals of all documents required by that agreement, including but not limited to security agreements and powers of attorneys referred to therein;

                 (b)      executed Employment Agreement;

                 (c) a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and all related documents and agreements each certified by the Secretary as being true and correct copies of the original thereof;

                 (d) a copy of the resolutions of the Board of Directors of the Clinic authorizing the execution, delivery and performance of the Service Agreement, each certified by the Secretary of the Clinic as being true and correct copies of the original thereof;

                 (e) certificates of the President of the Company and of each Shareholder, dated as of the Closing Date, (i) as to the truth and correctness of the representations and warranties of the Company and each Shareholder contained herein; (ii) as to the performance of and compliance by the Company and each Shareholder with all covenants contained herein; and (iii) certifying that all conditions precedent of the Company and each Shareholder to the Closing have been satisfied;

                 (f) a certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of the Company and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of the Company;

                 (g) a certificate of the Secretary of the Clinic certifying as to the incumbency of the directors and officers of the Clinic and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of the Clinic;

                 (h) a certificate, dated within 10 days of the Closing Date, of the Secretary of the State of Texas establishing that the Company is in existence and is in good standing to transact business in its state of incorporation;

                 (i) a certificate, dated within 10 days of the Closing Date, of the Secretary of the State of Texas establishing that Clinic is in existence and is in good standing to transact business in its state of incorporation;

                 (j) an opinion of counsel to the Company and the Shareholders opining as to the execution and delivery of this Agreement and the other documents and agreements to be executed pursuant hereto, the good standing and authority of the Company, the enforceability of this Agreement and the other agreements and documents to be executed in connection herewith, and other matters reasonably requested by PRG Sub;

                 (k) executed Certificates of Merger necessary to effect the Merger referred to in Section 1.1;

                 (l) all authorizations, consents, approvals, permits and licenses referred to in Section 2.5;

                 (m) the resignations of the directors and officers of the Company as requested by PRG Sub;

                 (n)      a Shareholder Release in form attached hereto as
Exhibit 10.1(n) executed by each Shareholder;

                 (o)      a Stockholder's Agreement in form attached hereto as
Exhibit 10.1(o) executed by each Shareholder and their spouses; and

                 (p) such other instruments and documents as reasonably requested by PRG or PRG Sub to carry out and effect the purpose and intent of this Agreement.

         10.2 DELIVERIES OF PRG SUB AND PRG. At or prior to the Closing, PRG Sub and PRG shall deliver to the Company the following, all of which shall be in a form satisfactory to counsel to the Company and the Shareholders or the Clinic, as applicable:

                 (a)      the Merger Consideration;

                 (b)      an executed Service Agreement;

                 (c) a copy of the resolutions of the Board of Directors of PRG Sub and PRG (or a committee thereof) authorizing the execution, delivery and performance of this Agreement and all related documents and agreements each certified by the Secretary as being true and correct copies of the original thereof;

                 (d) certificates of the President of PRG Sub and PRG, dated as of the Closing Date, (i) as to the truth and correctness of the representations and warranties of PRG Sub and PRG contained herein; (ii) as to the performance of and compliance by PRG Sub and PRG with all covenants contained herein; and (iii) certifying that all conditions precedent of PRG Sub and PRG to the Closing have been satisfied;

                 (e) a certificate of the Secretary of PRG Sub and PRG certifying as to the incumbency of the directors and officers of PRG Sub and PRG and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of PRG Sub and PRG;

                 (f) certificates, dated within 10 days of the Closing Date, of the Secretary of the State of Delaware establishing that PRG Sub and PRG are in existence and are in good standing to transact business in the State of Delaware and the State of Texas, as applicable;

                 (g) an opinion of counsel to PRG and PRG Sub opining as to the execution and delivery of this Agreement and the other documents and agreements to be executed pursuant hereto, the good standing and authority of PRG and PRG Sub, the enforceability of this Agreement and the other agreements and documents to be executed in connection herewith, and other matters reasonably requested by the Company;

                 (h)      the Stockholder's Agreement;

                 (i)      the Employment Agreement;

                 (j) executed Certificates of Merger necessary to effect the Merger referred to in Section 1.1;

                 (k) a guarantee of the Building Lease executed by PRG in form and substance satisfactory to PRG and the landlord of the Gramercy Premises; and

                 (l) such other instruments and documents as reasonably requested by the Company or Shareholders to carry out and effect the purpose and intent of this Agreement.


SECTION 11. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         11.1 NATURE AND SURVIVAL. All statements contained in this Agreement or in any Exhibit attached hereto, any agreement executed pursuant hereto, and any certificate executed and delivered by any party pursuant to the terms of this Agreement, shall constitute representations and warranties of the Company and the Shareholders, jointly and severally or individually (as specified in this Agreement or the other referenced agreements and certificates), or of PRG Sub and PRG, jointly and severally, as the case may be. All such representations and warranties, and all representations and warranties expressly labeled as such in this Agreement, shall survive the date of this Agreement and the Closing Date for a period of three (3) years following the Closing Date, except that (i) the representations and warranties set forth in Sections 2.23, 2.24 or 2.25 with respect to environmental and medical waste laws and health care laws and matters shall survive for a period of twelve (12) years and tax representations shall survive until ninety (90) days after the expiration of the applicable statute of limitations. Each party covenants with the other parties not to make any claim with respect to such representations and warranties, against any party after the date on which such survival period shall terminate. No party shall be entitled to claim indemnity from any other party pursuant to Section 11.2 or 11.3 hereof, unless such party has timely given the notice required in Sections 11.2, 11.3 or 11.4 hereof, as the case may be. Each party hereby releases, acquits and discharges the other party from any and all claims and demands, actions and causes of action, damages, costs, expenses and rights of setoff with respect to which the notices required by Sections 11.2, 11.3 or 11.4, as applicable, are not timely provided.

         11.2 INDEMNIFICATION BY PRG SUB AND PRG. PRG SUB AND PRG, JOINTLY AND SEVERALLY (FOR PURPOSES OF THIS SECTION 11.2 AND, TO THE EXTENT APPLICABLE,
SECTION 11.4, "INDEMNITOR"), SHALL INDEMNIFY AND HOLD THE SHAREHOLDERS, AND THEIR RESPECTIVE AGENTS AND EMPLOYEES (EACH OF THE FOREGOING, INCLUDING THE SHAREHOLDERS, FOR PURPOSES OF THIS SECTION 11.2 AND, TO THE EXTENT APPLICABLE,
SECTION 11.4, AN "INDEMNIFIED PERSON"), HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, ACTIONS,

SUITS, COSTS, DEFICIENCIES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL THROUGH APPEAL) ARISING FROM OR BY REASON OF OR RESULTING FROM ANY BREACH BY INDEMNITOR OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED IN THIS AGREEMENT (INCLUDING THE EXHIBITS HERETO) AND EACH DOCUMENT, CERTIFICATE OR OTHER INSTRUMENT FURNISHED OR TO BE FURNISHED BY INDEMNITOR HEREUNDER, AND, FROM AND AFTER THE CLOSING DATE, (I) ARISING FROM OR BY REASON OF OR RESULTING FROM INDEMNITOR'S MANAGEMENT AND CONDUCT OF THE OWNERSHIP OF THE SURVIVING COMPANY, AND (II) ANY OBLIGATIONS OWING BY SURVIVING CORPORATION AFTER THE CLOSING DATE TO EMPLOYEES OF THE COMPANY WHO ARE EMPLOYED BY SURVIVING CORPORATION AFTER THE CLOSING DATE. SUBJECT TO THE PROVISIONS OF THIS SECTION 11, IN CONNECTION WITH INDEMNITOR'S OBLIGATION TO INDEMNIFY FOR EXPENSES, INDEMNITOR SHALL REIMBURSE EACH INDEMNIFIED PERSON FOR ALL SUCH EXPENSES AS THEY ARE INCURRED BY SUCH INDEMNIFIED PERSON, PROVIDED THAT SUCH INDEMNIFIED PERSON AGREES IN WRITING TO REFUND ALL SUCH REIMBURSED EXPENSES IF AND TO THE EXTENT THAT IT IS FINALLY JUDICIALLY DETERMINED THAT SUCH INDEMNIFIED PERSON IS NOT ENTITLED TO INDEMNIFICATION HEREUNDER.

         11.3 INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS. THE COMPANY AND THE SHAREHOLDERS (FOR PURPOSES OF THIS SECTION 11.3 AND, TO THE EXTENT APPLICABLE, SECTION 11.4, "INDEMNITOR"), JOINTLY AND SEVERALLY OR INDIVIDUALLY (AS SPECIFIED IN THIS AGREEMENT OR THE OTHER REFERENCED AGREEMENTS AND CERTIFICATES), SHALL INDEMNIFY AND HOLD PRG SUB, PRG AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS AND EMPLOYEES (EACH OF THE FOREGOING, INCLUDING PRG SUB AND PRG, FOR PURPOSES OF THIS SECTION 11.3 AND, TO THE EXTENT APPLICABLE, SECTION 11.4, AS "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DAMAGES, ACTIONS, SUITS, COSTS, DEFICIENCIES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL THROUGH APPEAL) ARISING FROM OR BY REASON OF OR RESULTING FROM ANY BREACH BY INDEMNITOR OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED IN THIS AGREEMENT (INCLUDING THE EXHIBITS HERETO) AND EACH DOCUMENT, CERTIFICATE, OR OTHER INSTRUMENT FURNISHED OR TO BE FURNISHED BY INDEMNITOR HEREUNDER, AND, WITH RESPECT TO ALL TIMES PRIOR TO THE CLOSING DATE, ARISING FROM OR BY REASON OF OR RESULTING FROM THE INDEMNITOR'S MANAGEMENT AND CONDUCT OF THE OWNERSHIP OR OPERATION OF THE COMPANY AND FROM ANY ALLEGED ACT OR NEGLIGENCE OF INDEMNITOR OR ITS EMPLOYEES, AGENTS AND INDEPENDENT CONTRACTORS IN OR ABOUT THE COMPANY'S BUSINESS, AND WITH RESPECT TO
(I) ANY VIOLATION BY THE COMPANY OR THE SHAREHOLDERS OR THEIR CONSULTANTS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND AFFILIATES OF STATE OR FEDERAL LAWS GOVERNING HEALTHCARE FRAUD AND ABUSE, OR ANY OVERPAYMENT OR OBLIGATION ARISING OUT OF OR RESULTING FROM CLAIMS SUBMITTED TO ANY THIRD PARTY PAYOR, OCCURRING PRIOR TO THE CLOSING DATE, (II) TAXES OF THE COMPANY OR ANY OTHER PERSON (INCLUDING ANY SHAREHOLDER) ARISING FROM OR AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (III) ANY LIABILITY OF THE COMPANY OR THE SHAREHOLDERS FOR COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS'
FEES) INCURRED IN CONNECTION WITH THE NEGOTIATION, PREPARATION OR CLOSING OF TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER DOCUMENTS TO BE EXECUTED IN CONNECTION HEREWITH, (IV) ANY ACCRUED UNFUNDED RETIREMENT OR PENSION PLAN LIABILITIES, AND (V) ANY DEBTS, LIABILITIES, CLAIMS, OR OTHER CAUSES OF ACTION OR CONTROVERSIES OF ANY KIND OF ANY EMPLOYEES OF THE COMPANY
ATTRIBUTABLE TO THE PERIOD PRIOR TO THE CLOSING DATE.    NOTWITHSTANDING THE
FOREGOING, WITH RESPECT TO INDEMNIFICATION OBLIGATIONS OF THE COMPANY, THE COMPANY AND THE SHAREHOLDERS (IN ACCORDANCE WITH THE PRO RATA AMOUNT OF THE MERGER CONSIDERATION BEING RECEIVED BY EACH SHAREHOLDER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER AS SET FORTH IN ANNEX I) WILL BE JOINTLY AND SEVERALLY LIABLE FOR SUCH INDEMNIFICATION OBLIGATIONS, AND WITH RESPECT TO INDEMNIFICATION OBLIGATIONS OF THE SHAREHOLDERS, EACH RESPECTIVE SHAREHOLDER INDIVIDUALLY (AS OPPOSED TO JOINTLY AND/OR SEVERALLY) WILL BE LIABLE FOR SUCH INDEMNIFICATION OBLIGATIONS (IT BEING UNDERSTOOD THAT NO SHAREHOLDER SHALL HAVE ANY LIABILITY OR RESPONSIBILITY WHATSOEVER FOR

INDEMNIFICATION OBLIGATIONS OF OTHER SHAREHOLDERS IN THIS AGREEMENT OR IN ANY AGREEMENTS ENTERED INTO IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT). SUBJECT TO THE PROVISIONS OF THIS SECTION 11, IN CONNECTION WITH INDEMNITOR'S OBLIGATION TO INDEMNIFY FOR EXPENSES, INDEMNITOR SHALL REIMBURSE EACH INDEMNIFIED PERSON FOR ALL SUCH EXPENSES AS THEY ARE INCURRED BY SUCH INDEMNIFIED PERSON, PROVIDED THAT SUCH INDEMNIFIED PERSON AGREES IN WRITING TO REFUND ALL SUCH REIMBURSED EXPENSES IF AND TO THE EXTENT THAT IT IS FINALLY JUDICIALLY DETERMINED THAT SUCH INDEMNIFIED PERSON IS NOT ENTITLED TO INDEMNIFICATION HEREUNDER.

         Without limiting the generality of the foregoing, except with respect to such remedies specifically set forth in this Section 11 and in this Agreement, each of PRG and PRG Sub irrevocably waive and agrees not to sue the Company and its Shareholders, officers, directors, affiliates, employees, heirs, devisees, executors, personal representatives, agents or representatives ("Related Parties") for any and all claims, causes of action, rights of contribution, cost recovery, losses, liabilities, suits, costs, fees, judgments or expenses which may hereafter arise, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE SOLE, CONTRIBUTORY, PASSIVE OR PARTIAL NEGLIGENCE OF ANY OF THE RELATED PARTIES, in connection with (i) any material, waste or substance the use, collection, handling, recycling, generation, treatment, storage, disposal, release or transportation of which (a) by the Company or any of its predecessors or (b) at, in, on , under or from any real or personal property of the Company is or may become regulated or controlled by any governmental authority, or the improper management or disposal of which may affect human health or safety of the environment or (ii) the compliance by the Company, or any of its predecessors or any real or personal property of the Company with applicable environmental laws.

         11.4 INDEMNIFICATION PROCEDURE. (a) As promptly as possible after Indemnified Person receives written notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, but in any event at least ten (10) days prior to the due date for any responsive pleadings, filings or other documents, such Indemnified Person shall notify Indemnitor thereof. If any such action or other proceeding shall be brought against any Indemnified Person, Indemnitor shall, upon written notice given within a reasonable time following receipt by Indemnitor of such notice from Indemnified Person, be entitled to assume the defense of such action or proceeding with counsel chosen by Indemnitor and reasonably satisfactory to Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such
defense.   In the event Indemnitor assumes the defense of such action or proceeding, Indemnitor shall have full control thereof, including any compromise or settlement. Notwithstanding the foregoing, if the named parties to any such action (including any impleaded parties) include both the Indemnitor and Indemnified Person, and the Indemnified Person has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnitor, then the Indemnified Person may employ separate counsel, reasonably acceptable to Indemnitor, at the expense of the Indemnitor, and upon written notification thereof, the Indemnitor shall not have the right to assume the defense of such action on behalf of the Indemnified Person; provided, however, that the Indemnitor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Person, which firm shall be designated in writing by the Indemnified Person.

         (b) If the Indemnitor does not initially assume the defense of such action or proceeding, then the Indemnified Person shall have the right of defense thereof, at the sole cost and expense of the Indemnitor (if the Indemnitor is entitled to indemnification hereunder); provided, however, that the Indemnitor retains the right to assume the defense thereof at any time upon delivery of written notice to the Indemnified Person. If the Indemnified Person defends an action or proceeding pursuant to this Section 11.4(b), the Indemnified Person may not enter into, without the Indemnitor's consent, any compromise or settlement thereof, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if the Indemnitor has delivered a written notice to the Indemnified Person to the effect that the Indemnitor disputes its potential liability to the Indemnified Person under this Section 11 and if such dispute is resolved in favor of the Indemnitor, the Indemnitor shall not be required to bear the costs and expenses of the Indemnified Person's defense pursuant to this Section or of the Indemnitor's participation therein at the Indemnified Person's request, and the Indemnified Person shall reimburse the Indemnitor in full for all costs and expenses of such matter. The Indemnitor may participate in, but not control, any defense or settlement controlled by the Indemnified Person pursuant to this Section 11.4, and the Indemnitor shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnitor and the Indemnified Person, and the Indemnitor has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnified Person, then the Indemnitor may employ separate counsel, reasonably acceptable to Indemnified Person, and upon written notification thereof, the Indemnified Person shall not have the right to assume the defense of such action on behalf of the Indemnitor.

         11.5    CERTAIN TAX MATTERS.

                 (a) PRG shall prepare and file or cause to be prepared and filed any tax returns, statements and reports ("Tax Returns") of Surviving Corporation covering taxable periods ending on or before the Closing Date which have not been filed on or before the Closing Date. Shareholders shall, jointly and severally, within fifteen (15) days after payment thereof and receipt of notice of such payment, reimburse, indemnify and hold harmless PRG and the Surviving Corporation for all taxes, and all related interest, penalties and additions to tax ("Taxes"), with respect to taxable periods of the Company ending on or before the Closing Date. PRG agrees not to take any position with respect to the Tax Returns that is inconsistent with the position taken by the Company in prior periods.

                 (b) PRG shall prepare and file or cause to be prepared and filed any Tax Returns of Surviving Corporation covering taxable periods which begin before the Closing Date and end after the Closing Date ("Straddle Periods"). Shareholders shall, jointly and severally, within fifteen (15) days after payment thereof and notice of such payment, reimburse, indemnify and hold harmless PRG and the Surviving Corporation for all Taxes for any Straddle Period, to the extent related to the portion of the Straddle Period ending on the Closing Date. For such purposes, the portion of any Tax attributable to the portions of a Straddle Period ending on the Closing Date and beginning after the Closing Date shall be determined by apportioning the Tax for the entire Straddle Period among such periods based on the number of days in each such period, provided that, in the case of Taxes based upon or related to income or receipts, such portion shall be the amount of Tax which would have been due if the relevant Straddle Period ended on the Closing Date. Any credits relating to a Straddle Period shall be taken into account as though the relevant Straddle Period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practices of the Company.

                 (c) The Company, Shareholders, PRG, Surviving Corporation and PRG Sub shall reasonably cooperate with each other in connection with the filing of Tax Returns pursuant to this Section 11.5(c) and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the provision of copies, at the requesting party's expense, of records and information relevant to any such Tax Return or proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                 (d) The Company and the Shareholders shall have the right to review and approve (such approval not to be unreasonably withheld) any Tax Returns prepared by PRG or PRG Sub in accordance with this Section 11.5 to the extent such returns relate to taxes arising on or prior to the Closing Date.

         11.6    INDEMNIFICATION LIMITATIONS. Notwithstanding the provisions of
Section 11, (i) no parties shall be required to indemnify another party with respect to a breach of a representation, warranty or covenant, unless the claim for indemnification is brought within the time limits set forth in Section 11.1 hereof, (ii) the Shareholder on the one hand, and PRG and PRG Sub on the other hand, shall not be required to indemnify PRG and PRG Sub, on the one hand, and the Shareholders and the Company, on the other hand, with respect to a breach of a representation, warranty or covenant, unless and to the extent that, the aggregate amount of damages incurred by the Shareholders, on the one hand, or PRG Sub and PRG, on the other hand, shall exceed $200,000. In no event shall the Company or the Shareholders, with respect to indemnification owed by the Company to PRG or PRG Sub, be required to indemnify PRG or PRG Sub in an amount exceeding, in the aggregate, $20,000,000.00; provided, however, that the indemnification owing by any Shareholder (and not the Company) to PRG or PRG Sub shall not exceed, in the aggregate, the Merger Consideration received by such Shareholder in connection with the transactions evidenced hereby and set forth on Annex I; provided, however, notwithstanding anything contained herein, the limitations set forth above for indemnification obligations shall not be applicable to any Shareholder who commits malpractice or causes a breach of
Section 2.23 giving rise to an indemnification obligation in excess of $20,000,000. In no event shall PRG or PRG Sub be required to indemnify the Company or the Shareholders in an amount exceeding, in the aggregate, $20,000,000.00.

         11.7    TAX BENEFITS; INSURANCE PROCEEDS.   The total amount of any
indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds, and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claims.

         11.8    PAYMENT OF INDEMNIFICATION OBLIGATION.   In the event any
Shareholder has an indemnification obligation to any Indemnified Person hereunder, subject to the Indemnified Person's approval as set forth below, such Shareholder may satisfy such obligation by transferring to such Indemnified Person such number of shares of PRG common stock owned by the Shareholder having an aggregate fair market value (based on the last reported sale price of PRG common stock on the NYSE or other exchange on which PRG common stock is then listed or the last quoted ask price on any over-the-counter market through which the PRG common stock is then quoted on the last trading day immediately preceding the day on which the Shareholder transfers shares of PRG common stock to such Indemnified Person hereunder) equal to the indemnification obligation; provided that each of the following conditions are satisfied:

         (a) The Shareholder shall transfer to such Indemnified Person good, valid and marketable title to the shares of PRG common stock, free and clear of all adverse claims, security interests, liens, proxies, options, stockholder's agreements and encumbrances;

         (b) The Shareholder shall make such representations and warranties as to title to the stock, absences of security interests, liens, claims, proxies, options, stockholder's agreements and other encumbrances and other matters as reasonably requested by such Indemnified Person; and

         (c) The other terms and conditions of any transaction contemplated pursuant to this Section and the effects thereof, including any legal or tax consequences, shall be reasonably satisfactory to such Indemnified Person.


SECTION 12.      TERMINATION; REMEDIES.

         12.1    TERMINATION.  This Agreement may be terminated:

         (a)     at any time by mutual agreement of all parties;

         (b) at any time by PRG or PRG Sub if any representation or warranty of the Company or any Shareholder contained in this Agreement or in any certificate or other document executed and delivered by the Company or any Shareholder pursuant to this Agreement is or becomes untrue or breached in any respect or if the Company or any Shareholders fails to comply in any respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days after receipt of written notice thereof; provided, however, this shall not apply to any such misrepresentation, noncompliance or breach that would not, individually or in the aggregate, result in a Material Adverse Effect; provided that termination of this Agreement shall be PRG's and PRG Sub's sole remedy prior to the Closing Date with respect to any such misrepresentation, noncompliance or breach;

         (c) at any time by the Company or the Shareholders if any representation or warranty of PRG or PRG Sub contained in this Agreement or in any certificate or other document executed and delivered by PRG or PRG Sub pursuant to this Agreement is or becomes untrue or breached in any respect or if PRG or PRG Sub fails to comply in any respect with any covenant or agreement contained herein and such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days after receipt of written notice thereof; provided, however, this shall not apply to such misrepresentation, noncompliance or breach that would not, individually or in the aggregate, result in a Material Adverse Effect; provided that termination of this Agreement shall be the Company's or the Shareholders' sole remedy prior to the Closing Date with respect to any such misrepresentation, noncompliance or breach;

         (d) by PRG, PRG Sub, the Company or the Shareholders if the merger contemplated hereby shall not have been consummated by August 31, 1996; provided, further, that if the failure to consummate by such date is the result of a party's breach of or noncompliance with this Agreement, then such party shall not be entitled to terminate this Agreement pursuant to this Section 12.1(d); or

         (e) by PRG at any time prior to August 22, 1996 if PRG determines in its sole discretion as the result of its legal, financial and operational due diligence with respect to the Company, that such termination is desirable and in the best interests of PRG.

         (f) by PRG, PRG Sub, the Company or any Shareholder if any court of competent jurisdiction in the United States of America or other (federal or state) governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable.

         12.2 EXCLUSIVE RIGHTS AND REMEDIES. The remedies of PRG, PRG Sub, the Company and each Shareholder under Section 11 of this Agreement shall be each respective party's sole and exclusive remedies.

SECTION 13.      NONCOMPETITION.

         13.1 PROHIBITED ACTIVITIES. In order to protect PRG, PRG Sub, the Surviving Corporation and each of their affiliates (collectively, the "PRG Group") against the unauthorized use or disclosure of any of their confidential information presently known or hereinafter acquired by the Shareholders and other good and valuable consideration, each Shareholder hereby agrees that, subject to adjustment pursuant to Section 13.5, for a period of five (5) years following the Closing Date, each Shareholder and his or her respective affiliates shall not knowingly, directly or indirectly, for herself or himself or on or behalf of any other corporation, person, firm, partnership, association or any other entity (whether as an individual, agent, employee, offer director or in any other capacity):

                 (a) establish, operate or provide ophthalmological physician services at any medical office, clinic or out-patient and/or ambulatory treatment or diagnostic facility or other healthcare facility providing services similar to those provided by the Company or engage or participate in or finance any business which engages in direct competition with the business being conducted by PRG, PRG Sub, Surviving Corporation or any practice managed by PRG or any subsidiary of PRG at the time of the Closing, in either case, anywhere within 25 miles of any location of PRG, PRG Sub, Surviving Corporation or any practice managed by PRG or any subsidiary of PRG at the time of Closing that is located in a Standard Statistical Metropolitan Area having a population of 1,000,000 or more or within 50 miles of any other location of PRG, PRG Sub, Surviving Corporation or any practice managed by PRG or any subsidiary of PRG at the time of Closing; provided, however, that this provision shall not prohibit each Shareholder or any of his or her affiliates from purchasing or holding an aggregate equity interest in any entity of up to 2%, so long as such Shareholder and his or her affiliates do not purchase or hold an aggregate equity interest of more than 5%, in any business in direct competition with the PRG, PRG Sub, Surviving Corporation or any practice managed by PRG or any subsidiary of PRG; or

                 (b) induce or attempt to influence any employee of PRG, PRG Sub, Surviving Corporation or any practice managed by PRG or any subsidiary of PRG to terminate his or her employment, or to hire any such employee, whether or not so induced or influenced, except that any such employee may be hired with PRG's prior written consent, which consent shall not be unreasonably withheld.

         Notwithstanding the foregoing, the investments or activities set forth in Section 6.2(f) of the Service Agreement or on Exhibit 13.1, hereof shall not be deemed to be a breach hereof. Provided, further that this Section 13 shall be of no further force and effect if the Service Agreement is terminated pursuant to Section 3.11 or 9.3 thereof.

         13.2    DAMAGES.

                 (a) Because of the difficulty of measuring economic losses to PRG, Surviving Corporation and PRG Sub as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to PRG, Surviving Corporation and PRG Sub for which it would have no other adequate remedy, the Shareholders agree that, in the event of a breach by them of the foregoing covenant, the covenant may be enforced by PRG, Surviving Corporation or PRG Sub by injunctions and restraining orders. The foregoing right is in addition to the right to receive liquidated damages set forth in subparagraph (b) below.

                 (b) Because of the difficulty of measuring economic losses as a result of a breach by a Shareholder of the foregoing covenant, such Shareholder agrees to that in the event of a breach of the foregoing covenant the breaching Shareholder shall be obligated to pay to PRG as liquidated damages an amount set forth below opposite the year following Closing in which the breach occurs, times the pro rata amount of the Merger Consideration being received by such Shareholder in connection with the transactions contemplated hereby and as set forth on Annex I.

          Year Following
         Closing in Which
          Breach Occurs                                   Damages
          ------ ------                                   -------
               1st                                    $15,000,000.00
               2nd                                    $12,000,000.00

               3rd                                     $9,000,000.00

               4th                                     $6,000,000.00
               5th                                     $3,000,000.00


         13.3 REASONABLE RESTRAINT. It is agreed by the parties that the foregoing covenants in this Section 13 impose a reasonable restraint on the Shareholders in light of the activities and business of PRG and PRG Sub on the date of the execution of this Agreement and the future plans of PRG and Surviving Corporation.

         13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         13.5 TERM. It is specifically agreed that the period of five (5) years stated above, shall be computed by excluding from such computation any time during which any Shareholder is in violation of any provision of this
Section 13. The covenants contained in this Section 13 shall have no effect if the transactions contemplated by this Agreement are not consummated for any reason but otherwise shall not be affected by any breach of any other provision hereof by any party hereto.


SECTION 14.      CONFIDENTIAL INFORMATION.

         14.1    NONDISCLOSURE BY SHAREHOLDERS.     The Shareholders recognize
and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of PRG, Surviving Corporation or PRG Sub that is a valuable, special and unique asset of PRG's, Surviving Corporation's or PRG Sub's businesses. Each Shareholder agrees that it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, unless (i) such information becomes available to or known by the public generally through no fault of such Shareholder, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Shareholder shall, if possible, give prior written notice thereof to the other parties hereto, and provide such other parties hereto with the opportunity to contest such disclosure, (iii) the Shareholder reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, (iv) the Shareholder is the sole and exclusive owner of such confidential information as a result of the transactions contemplated hereunder or otherwise, (v) such information was in the possession of such Shareholder on a non-confidential basis prior to its disclosure by PRG or PRG Sub, provided that the source of such information was not bound to a confidentiality agreement with PRG or PRG Sub or otherwise prohibited from transmitting such information to the Shareholder by a contractual, legal or fiduciary obligation of which PRG or PRG Sub had actual conscious knowledge, or (vii) such information becomes available to such Shareholder on a non-confidential basis from a source other than PRG or PRG Sub, provided that such source is not bound by a confidentiality agreement with PRG or PRG Sub or otherwise prohibited from transmitting such information to the Shareholder by any contractual, legal or fiduciary obligation of which the Shareholder had actual conscious knowledge. In the event of a breach or threatened breach by the

Shareholders of the provisions of this Section 14.1, PRG, Surviving Corporation or PRG Sub shall be entitled to an injunction restraining the Shareholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting PRG, Surviving Corporation or PRG Sub from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. The obligations of the parties under this
Section 14.1 shall survive the termination of this Agreement.

         14.2    NONDISCLOSURE BY PRG OR PRG SUB.     PRG and PRG Sub recognize
and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company or the Shareholders that is a valuable, special and unique asset of the Company's business. PRG and PRG Sub agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, unless (i) such information becomes available to or known by the public generally through no fault of PRG or PRG Sub, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), PRG and PRG Sub shall, if possible, give prior written notice thereof to the other parties hereto, and provide such other parties hereto with the opportunity to contest such disclosure, (iii) PRG or PRG Sub reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, (iv) PRG or PRG Sub is the sole and exclusive owner of such confidential information as a result of the transactions contemplated hereunder or otherwise, (v) such information was in the possession of PRG or PRG Sub on a non-confidential basis prior to its disclosure by the Company or the Shareholder, provided that the source of such information was not bound to a confidentiality agreement with the Company or the Shareholders or otherwise prohibited from transmitting such information to PRG or PRG Sub by a contractual, legal or fiduciary obligation of which the Shareholder had actual conscious knowledge, or (vi) such information becomes available to PRG or PRG Sub on a non-confidential basis from a source other than the Company or the Shareholders that is not bound by a confidentiality agreement with the Company or the Shareholders or otherwise prohibited from transmitting such information to PRG or PRG Sub by any contractual, legal or fiduciary obligation of which PRG or PRG Sub had actual conscious knowledge.
In the event of a breach or threatened breach by PRG or PRG Sub of the provisions of this Section 14.2, the Company or any Shareholder shall be entitled to an injunction restraining PRG or PRG Sub from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company or the Shareholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. The obligations of the parties under this Section 14.2 shall survive the termination of this Agreement.

SECTION 15.      INVESTMENT REPRESENTATIONS.     The Shareholders are able to
bear the economic risk of an investment in PRG common stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with the acquisition of the PRG common stock. The Shareholders or their respective purchaser representatives have had an adequate opportunity to ask questions and receive answers from the officers of PRG concerning any and all matters relating to the background and experience of the officers and directors of PRG, the plans for the operations of the business of PRG, and any plans for additional acquisitions and the like. The Shareholders or their respective purchaser representatives have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.


SECTION 16.      MISCELLANEOUS.

         16.1 NOTICES. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, or by facsimile AND overnight courier, to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

  If to PRG:                               If  to PRG Sub:

          Physicians Resource Group, Inc.        PRG HEA Acq. Corp.
          Three Lincoln Centre                   Three Lincoln Centre
          5430 LBJ Freeway, Suite 1540           5430 LBJ Freeway, Suite 1540
          Dallas, Texas 75240                    Dallas, Texas 75240
          Attn:  Richard J. D' Amico             Attn:  Richard J. D' Amico
          Facsimile: (214) 982-8299              Facsimile: (214) 982-8299

  with a copy of each notice directed to PRG Sub or PRG to:

          James S. Ryan, III, Esquire
          Jackson & Walker, L.L.P.
          901 Main Street
          Dallas, Texas  75202
          Facsimile:  (214) 953-5822

  If to the Company or the Shareholders:

          2855 Gramercy Street
          Houston, Texas 77025
          Facsimile: (713) 668-3823
          Attn: President

  with a copy to:

          H. William Swanstrom
          Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
          3400 Texas Commerce Tower
          600 Travis, 35th Floor
          Houston, Texas 77002
          Facsimile: (713) 223-3717

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications, properly addressed and postage prepaid with the overnight courier.

         16.2    FURTHER ASSURANCES.   Each party hereby agrees to perform any
further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of Agreement.

         16.3 EACH PARTY TO BEAR COSTS. Each of the parties to this Agreement shall pay all of the costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated. Without limiting the generality of the foregoing and whether or not such liabilities may be deemed to have been incurred in the ordinary course of business, PRG Sub, Surviving Corporation and PRG shall not be liable to or required to pay, either directly or indirectly, any (a) fees and expenses of legal counsel, accountants, auditors or other persons or entities retained by the Company, the Clinic or the Shareholders for services rendered in connection with negotiating and closing the transactions contemplated by this Agreement or the documents to be executed in connection herewith, whether or not such costs or expenses are incurred before or after the Closing Date and the Shareholders shall be liable for all such costs and expenses of the Company, and (b) local, state and federal income taxes or other similar charges on income or gain incurred by the Company, the Clinic or the Shareholders as a result of the transactions contemplated hereby.

         16.4 PUBLIC DISCLOSURES. Except as otherwise required by law, no party to this Agreement shall make any public or other disclosure of this Agreement or the transactions contemplated hereby without the prior consent of the other parties. The parties to this Agreement shall cooperate with respect to the form and content of any such disclosures.

         16.5 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLIED WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES.

         16.6 CAPTIONS. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         16.7 INTEGRATION OF EXHIBITS. All Exhibits attached to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

         16.8    ENTIRE AGREEMENT/AMENDMENT.   THIS INSTRUMENT, INCLUDING ALL
EXHIBITS ATTACHED HERETO, CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDES ANY AND ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS BETWEEN THE PARTIES, WRITTEN OR ORAL, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY.

         16.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument

         16.10 BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No party may assign any right or obligation hereunder without the prior written consent of the other parties; provided, however, that PRG Sub, Surviving Corporation and PRG may, after the Closing Date, assign its rights and obligations hereunder to an affiliate, and prior to the Closing Date, PRG Sub may assign its rights and obligations to another wholly owned subsidiary of PRG.

         16.11 NO RULE OF CONSTRUCTION. The parties acknowledge that this Agreement was initially prepared by PRG Sub, and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

         16.12 COSTS OF ENFORCEMENT. In the event that PRG Sub, Surviving Corporation or PRG, on the one hand, or the Company or the Shareholders, on the other hand, file suit in any court against any other party to enforce the terms of this Agreement against the other party or to obtain performance by it hereunder, the prevailing party will be entitled to recover all reasonable costs, including reasonable attorneys' fees, from the other party as part of any judgment in such suit. The term "prevailing party" shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the Complaint. "Reasonable attorneys' fees" are those reasonable attorneys' fees actually incurred in obtaining a judgment in favor of the prevailing party.

         16.13 AMENDMENTS; WAIVERS. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of the terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

         16.14 CHOICE OF FORUM. Each of the parties hereto agree that should any suit, action or proceeding arising out of this Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Agreement), such suit, action or proceeding shall be instituted only in a state or federal court in Dallas County, Texas or Harris County, Texas. Each of the parties hereto consents to the in personam jurisdiction of any state or federal court in Dallas County, Texas or Harris County, Texas and waives any objection to the venue of any such suit, action or proceeding. The parties hereto recognize that courts outside Dallas County, Texas or Harris County, Texas may also have jurisdiction over suits, actions or proceedings arising out of this Agreement, and in the event that any party hereto shall institute a proceeding involving this Agreement in a jurisdiction outside Dallas County, Texas or Harris County, Texas, the party instituting such proceeding shall indemnify any other party hereto for any losses and expenses that may result from the breach of the foregoing covenant to institute proceedings only in a state or federal court in Dallas County, Texas or Harris County, Texas.

         16.15 SERVICE OF PROCESS. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in
Section 16.1 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

         16.16 SEVERABILITY. If any provision of this Agreement shall be found to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect. In lieu of such provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such provision as may be possible and be legal, valid and enforceable.

         16.17 AFFILIATE OF THE COMPANY. The parties hereto agree and acknowledge that the landlord under the Building Lease is not an affiliate of the Company for purposes of this Agreement.

         16.18   POST-CLOSING MATTER; DISPOSAL OF ASSETS BY PRG.   After the
Closing Date, PRG and PRG Sub shall not and shall not permit any of its affiliates to dispose of a significant part of the assets of the Company within the two years following the Closing Date except (a) in the ordinary course of business, or (ii) to affiliates of PRG or PRG Sub, or (iii) to eliminate duplicate services or excess capacity.

         16.19   ARBITRATION AND MEDIATION.   The parties agree to utilize the
following procedure with regard to any contention or claim arising out of or relating to this Agreement or any breach thereof (a "Dispute"). If any Dispute cannot be settled through direct discussions, the parties hereto agree to endeavor first to resolve the Dispute through mediation in accordance with
Section 16.19(a). If the Dispute cannot be resolved through such mediation, the parties hereto agree to resolve such Dispute by arbitration in accordance with Section 16.19(b).

         (a)     MEDIATION.

                 (i) INITIATION OF PROCEDURE. The initiating party shall give written notice to the other parties, describing the nature of the Dispute and its claim for relief and identifying one or more of the individuals with authority to resolve the Dispute on such parties' behalf. The other parties shall have five (5) business days from receipt of such notice within which to designate in writing one or more individuals with authority to resolve the Dispute on each such party's behalf.

                 (ii) SELECTION OF MEDIATOR. Within ten (10) business days from the date of designation by the non- initiating party, the parties shall make a good faith effort to select a person to mediate the Dispute. If no mediator has been selected under this procedure, the parties shall jointly request a State or Federal District Judge of their choosing (or if they cannot agree, the President of the Dallas Bar Association) to supply within ten (10) business days a list of potential qualified attorney-mediators in Dallas, Texas. Within five
         (5) business days of receipt of the list, the parties shall rank the proposed mediators in numerical order of preference, simultaneously exchange such list and select as the mediator the individual receiving the highest combined ranking. If such mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they select a mediator.

                 (iii)    TIME AND PLACE FOR MEDIATION; PARTIES REPRESENTED.
         In consultation with the mediator selected, the parties shall promptly designate a mutually convenient time in Dallas, Texas for the mediation, such time to be no later than sixty (60) days after selection of the mediator. In the mediation, each party shall be represented by persons with authority and discretion to negotiate a resolution of the Dispute, and may be represented by counsel.

                 (iv) CONDUCT OF MEDIATION. The mediator shall determine the format for the meetings and the mediation sessions shall be in private. The mediator will keep confidential all information learned in private caucus with any party unless specifically authorized by such party to make disclosure of the information to the other party. The parties agree that the mediation shall be governed by the provisions of Chapter 154 of the Tex. Civ. Pract. & Rem. Code and such other rules as the mediator shall reasonably prescribe.

                 (v) FEES OF MEDIATOR; DISQUALIFICATION. The fees and expenses of the mediator shall be borne by the prevailing party. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to the Dispute and any related matters.

                 (vi) CONFIDENTIALITY. Mediation is a compromise negotiation for purposes of federal and state Rules of Evidence and constitutes privileged communications under Texas law. The entire mediation process is confidential, and such conduct, statement, promises, offers, views and opinions shall not be discoverable or admissible in any proceeding for any purpose.

         (b)     ARBITRATION.

                 (i) Following the close of any unsuccessful mediation proceeding with respect to a Dispute, such Dispute shall, at the written request of any party, be determined and settled pursuant to arbitration in Dallas, Texas, by three arbitrators, one to be appointed by the Shareholders, and one by PRG, and a neutral arbitrator to be appointed by such two-party arbitrators. The neutral arbitrator shall be an attorney and shall act as chairman. Should (x) any party fail to appoint an arbitrator as hereinabove contemplated within ten (10) days after the party not requesting arbitration has received such written request, or (y) the two arbitrators appointed by or on behalf of the parties as contemplated in this Section 16.19(b) fail to appoint a neutral arbitrator as hereinabove contemplated within ten days after the date of appointment of the last arbitrator appointed by or on behalf of the parties, then any person sitting as Judge of the United States District Court for the Northern District of Texas, Dallas, Division, upon application of the Shareholders or PRG, shall appoint such arbitrator to fill such position with the same force and effect as though such arbitrator had been appointed as hereinabove contemplated.

                 (ii) The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. A determination, award, or other action shall be considered the valid action of the arbitrators if supported by the affirmative vote of two or three of the three arbitrators. The costs of arbitration (exclusive of attending the arbitration, and of the fees and expenses of legal counsel to such party, all of which shall be borne by such party) shall be borne by the prevailing party. The arbitration award shall be final and conclusive and shall receive recognition, and judgment upon such award may be entered and enforced in any court of competent jurisdiction.

                 (iii) For purposes of this Section 16.19(b), the act of Shareholders who are receiving a majority of the PRG common stock being issued hereunder shall constitute the act of the Shareholders. Upon the written request of any party initiating the applicability of this Section 16.19(b), the parties shall discuss in good faith for a period of five (5) days after the delivery of such request, whether to adopt additional or different arbitration rules, different arbitrators or a different venue than those set forth above. In the event that the parties do not agree to any such changes within such ten-day period, then the arbitration provisions of this Section 16.19(b) shall be followed without amendment or further delay.


                                 [End of Page]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


PRG HEA ACQ. CORP.                        HOUSTON EYE ASSOCIATES, P.A.


By:                                       By:
   -------------------------------           -----------------------------------
Its:                                      Its:
    ------------------------------            ----------------------------------


PHYSICIANS RESOURCE GROUP, INC.


By:
   -------------------------------        --------------------------------------
Its:
    ------------------------------        --------------------------------------
                                          Malcolm L. Mazow, M.D.


                                          --------------------------------------
                                          Robert H. Stewart, M.D.


                                          --------------------------------------
                                          Robert B. Wilkins, M.D.


                                          --------------------------------------
                                          Jeffrey D. Lanier, M.D.


                                          --------------------------------------
                                          Michael A. Bloome, M.D.


                                          --------------------------------------
                                          Paul C. Salmonsen, M.D.


                                          --------------------------------------
                                          Richard L. Kimbrough, M.D.


                                          --------------------------------------
                                          Jack T. Holladay, M.D.


                                          --------------------------------------
                                          Jeffrey B. Arnoult, M.D.


                                          --------------------------------------
                                          William H. Quayle, M.D.


                                          --------------------------------------
                                          John D. Goosey, M.D.


                                          --------------------------------------
                                          John M. Lim, M.D.


                                          --------------------------------------
                                          Kathryn H. Musgrove, M.D.


                                          --------------------------------------
                                          Marsha F. Soechting, M.D.


                                          --------------------------------------
                                          Marc N. Longo, M.D.

                               INDEX TO EXHIBITS


         Exhibit                           Description
         -------                           -----------
         2.1                      Capitalization of the Company

         2.3*                     Permits and Licenses

         2.5*                     Consents (Company; Shareholders)

         2.6                      Financial Statements

         2.7*                     Leases

         2.9*                     Real and Personal Property; Encumbrances

         2.11*                    Patents and Trademarks; Names

         2.12*                    Directors and Officers; Payroll Information

         2.13                     Legal Proceedings

         2.14*                    Contracts (other than Leases)

         2.15*                    Subsequent Events

         2.16                     Working Capital

         2.17*                    Tax Audits

         2.18                     Debt

         2.19*                    Insurance Policies

         2.20*                    Employee Benefit Plans

         2.28*                    Suppliers

         2.29*                    Banking Relations

         2.30*                    Ownership Interests

         2.31*                    Payors

         3.5*                     Consents (PRG; PRG Sub)

         4.1*                     Capitalization of Clinic

         4.4*                     Clinic Assets

         8.7                      Form of Service Agreement

         10.1(n)                  Shareholder Release

         10.1(o)                  Stockholder's Agreement

         13.1*                    Exclusions for Non-Competition

         ANNEX I                  Merger Consideration
